                                                                    EXHIBIT 19.1


                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------







                              ---------------------

                              SECOND QUARTER REPORT
                                      2000

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                              MESSAGE TO INVESTORS


Dear Investor:

As of June 30, 2000, the Fund's net asset value per Unit was $0.84 and the Fund held portfolio investments in four companies.

PORTFOLIO UPDATE

R.B.M. Precision Metal Products, Inc. ("RBM") RBM experienced financial difficulties during its fiscal year ended October 31, 1999 due to the loss of several major contracts. RBM appears to have stabilized its financial situation and its management expects the company to achieve a positive EBITDA for its fiscal year ending October 31, 2000. RBM remains current with its interest payments to the Fund. However, on August 24, 2000, RBM notified the Fund that the company failed to meet two of the financial covenants included in the Fund's subordinated loan agreement with RBM for the nine months ended July 31, 2000. Management of the Fund agreed to a waiver with respect to these defaults, in part, because RBM represented to the Fund that, based on booked orders, they expect all financial covenants to be met for their fiscal year ending October 31, 2000. The Fund executed the waiver with respect to the covenants for the nine months ended July 31, 2000 without waiving or effecting its rights for any other period.

Originally, the Fund's RBM debt was scheduled to be repaid over the three years ending May 2002. However, the Fund and RBM's other creditors entered into an Intercreditor and Subordination Agreement in connection with a restructuring of RBM's senior debt in late 1998. The Agreement prohibits principal payments on RBM's subordinated debt prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement. Therefore, both the amount and timing of the principal payments to be received by the Fund are dependent upon RBM's future operating results, including specifically the EBITDA levels achieved.

LMC Corporation ("LMC") As discussed in detail in previous correspondence and elsewhere in this report, LMC is in Chapter 11 bankruptcy proceedings. The bankruptcy case is progressing and LMC continues to attempt to sell its business. The Fund and Fiduciary Capital Pension Partners, L.P., an affiliated fund, have a second lien position with respect to most of LMC's assets. As a result, the Fund is attempting to realize a partial recovery with respect to the LMC debt held by the Fund. The amount, if any, as well as the timing and form of this recovery is entirely dependent upon the amount and form of the proceeds LMC derives from the sale or restructuring of its business. These proceeds could include stock of a purchaser.

Niigata Engineering Co., Ltd. ("Niigata") The Fund holds non-interest-bearing receivables, which were purchased from LMC at a discount. The initial payment was


                                   ----------
                                      ONE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

due from Niigata on May 21, 2000. Niigata initially refused to make the payment, due to various outstanding claims they have asserted against LMC (which disputes the validity of these claims). Niigata ultimately made the full amount of the payment to the Fund on June 30, 2000. The next scheduled payment is due from Niigata on November 21, 2000.

WasteMasters, Inc. ("WasteMasters") During June 1998, the Fund exchanged its Atlas Environmental, Inc. (which was in bankruptcy proceedings) securities for shares of WasteMasters common stock. The Fund acquired its WasteMasters stock, which trades on the OTC Bulletin Board System, from Nikko Trading of America Corporation ("Nikko"). The stock was subject to a 24-month lock-up period through May 2000. Upon expiration of the lock-up period, the Fund requested that WasteMasters issue the Fund a new stock certificate without the restrictive legend that existed on the Fund's original certificate, so that the stock could be sold. WasteMasters and Nikko have been in litigation with each other and, during March 2000, the court involved with this litigation authorized the cancellation of all WasteMasters stock that had been issued to Nikko, including the shares that Nikko had previously transferred to the Fund. At this time, the Fund is uncertain as to how, or when, these issues regarding the ownership and transferability of its WasteMasters stock will be resolved. The Fund has retained counsel and WasteMasters' attorneys are considering our request to be treated as a bona fide stockholder. Others are in the same position as the Fund and have requested similar treatment. WasteMasters' attorneys have indicated that it may take 90 days to make a determination as to the Fund's position as a stockholder. There can be no assurance that a conclusion favorable to the Fund will be achieved, or that a determination will be made within the indicated time frame.

PERIODIC UNIT REPURCHASE POLICY

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from Investors, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a 2% fee, which is retained by the Fund to offset expenses incurred in connection with the Repurchase Offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are repurchased on a prorated basis, after giving priority to Investors owning less than 100 Units.

The 2000 Repurchase Offer will occur during the fourth quarter of 2000. The Repurchase Offer schedule provides for a mailing to Investors on October 5, 2000 and the deadline for tendering Units for repurchase will be October 31, 2000. The repurchase price will be based on the net asset value per Unit on November 14, 2000 and payment for tendered Units will be made on November 21, 2000.


                                   ----------

                                      TWO

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

CASH DISTRIBUTIONS

The Fund discontinued the payment of its quarterly cash distributions during the first quarter of 2000. It is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.

LIQUIDATION PLANS

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

                               * * * * * * * * * *

If you have any questions concerning your investment in the Fund, please call us at 800-866-7607.

Sincerely,

/s/ PAUL BAGLEY

Paul Bagley, Chairman
FCM Fiduciary Capital Management Company


/s/ W. DUKE DEGRASSI

W. Duke DeGrassi, President
FCM Fiduciary Capital Management Company

August 29, 2000


                                   ----------

                                     THREE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                             SCHEDULE OF INVESTMENTS


JUNE 30, 2000 (UNAUDITED)
---------------------------------------------------------------------------------------------
PRINCIPAL
AMOUNT/                                     INVESTMENT    AMORTIZED               % OF TOTAL
SHARES        INVESTMENT                       DATE          COST       VALUE     INVESTMENTS
---------     ----------                    ----------    ----------  ----------  -----------
MANAGED COMPANIES:

$1,632,960    LMC Corporation, 12.00%
              Senior Subordinated            11/01/96
              Revolving Notes                 through
              due 10/31/00(1)                01/13/99     $1,632,960  $  226,800

$14,096       LMC Corporation, 12.00%        02/07/00
              Promissory Notes                through
              due 8/7/00(2)                  04/11/00         14,096      14,096

71,961 sh.    LMC Corporation,
              Class B Preferred Stock*       08/09/99        719,610           1

239,600 sh.   LMC Corporation,
              Class C Preferred Stock*       06/10/94      2,389,210           1

4,476,500 sh. LMC Corporation,               02/09/96
              Common Stock*                   through
                                             08/05/98      2,465,449           1

47.92 sh.     LMC Credit Corp.,
              Common Stock*                  02/09/96              1           1
                                                          ----------  ----------      ----
                                                           7,221,326     240,900      24.1%
                                                          ----------  ----------      ----
$1,290,000    R.B.M. Precision Metal
              Products, Inc., 13.00%
              Senior Subordinated
              Secured Notes due
              5/24/02(3)                     05/24/95      1,260,520     667,933

12,603.7 sh.  R.B.M. Precision Metal
              Products, Inc., Warrants to
              Purchase Common Stock*         05/24/95         73,295           1

12,717 sh.    R.B.M. Precision Metal
              Products, Inc., Common
              Stock*                         12/09/98              1           1
                                                          ----------  ----------      ----
                                                           1,333,816     667,935      66.7
                                                          ----------  ----------      ----
   Total Investments in Managed
      Companies (161.7% of net assets)                     8,555,142     908,835      90.8
                                                          ----------  ----------      ----

             The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                      FOUR

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                       SCHEDULE OF INVESTMENTS (Continued)


JUNE 30, 2000 (UNAUDITED)

PRINCIPAL
AMOUNT/                               INVESTMENT   AMORTIZED                 % OF TOTAL
SHARES       INVESTMENT                  DATE        COST        VALUE       INVESTMENTS
---------    ----------               ----------   ---------   ----------    -----------
NON-MANAGED COMPANIES:

$104,262     Niigata Engineering       12/01/99
             Co., Ltd.,                 through
             Receivables(4)            01/03/00       92,138       92,138
                                                  ----------   ----------       -----
                                                      92,138       92,138         9.2
                                                  ----------   ----------       -----
821,376 sh.  WasteMasters, Inc.,
             Common Stock(5)*          06/03/98    1,097,307            1
                                                  ----------   ----------       -----
                                                   1,097,307            1         0.0
                                                  ----------   ----------       -----
   Total Investments in
      Non-Managed Companies
      (16.4% of net assets)                        1,189,445       92,139         9.2
                                                  ----------   ----------       -----
   Total Investments (178.1% of net assets)       $9,744,587   $1,000,974       100.0%
                                                  ==========   ==========       =====


(1) The accrual of interest on the notes was discontinued by the Fund effective July 1, 1999.

(2)      The Fund has not accrued any interest income on these notes.

(3) The terms of the notes provide for three equal annual principal payments of $430,000 commencing on May 24, 2000. However, the Fund is a party to an Intercreditor and Subordination Agreement with R.B.M. Precision Metal Products, Inc.'s ("RBM's") other creditors, which prohibits principal payments on the notes prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement.

(4) These are non-interest-bearing receivables, which were purchased from LMC Corporation ("LMC") at a discount. Payments are due on November 21, 2000, May 21, 2001 and November 21, 2001 each in the amount of $25,361 and on May 21, 2002 in the amount of $28,179.

(5) See Note 5 regarding significant issues concerning the ownership and transferability of this stock.

*        Non-income producing security.


             The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                      FIVE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                                 BALANCE SHEETS



JUNE 30, 2000 AND DECEMBER 31, 1999 (UNAUDITED)

                                                          2000             1999
                                                      -----------      -----------
ASSETS:
  Investments:
    Portfolio investments, at value:
       Managed companies (amortized cost -
         $8,555,142 and $8,530,780,
          respectively)                               $   908,835      $   884,473
       Non-managed companies (amortized cost -
         $1,189,445 and $1,139,911, respectively)          92,139           42,605
    Temporary investments, at amortized cost                   --          374,820
                                                      -----------      -----------
       Total investments                                1,000,974        1,301,898
  Cash and cash equivalents                                92,061          130,566
  Accrued interest receivable                              18,057           19,126
  Other assets                                              5,317           20,834
                                                      -----------      -----------
    Total assets                                      $ 1,116,409      $ 1,472,424
                                                      ===========      ===========
LIABILITIES:
  Payable to affiliates                               $    65,364      $    28,161
  Accounts payable and accrued liabilities                489,021          493,269
  Distributions payable to partners                            --          263,575
                                                      -----------      -----------
    Total liabilities                                     554,385          785,005
                                                      -----------      -----------
COMMITMENTS AND CONTINGENCIES
NET ASSETS:
  Managing General Partner                               (166,208)        (166,208)
  Limited Partners (equivalent to $0.84
    and $0.98, respectively, per limited
    partnership unit based on 869,796
    units outstanding)                                    728,232          853,627
                                                      -----------      -----------
       Net assets                                         562,024          687,419
                                                      -----------      -----------
         Total liabilities and net assets             $ 1,116,409      $ 1,472,424
                                                      ===========      ===========

              The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                       SIX

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS


FOR THE THREE MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)

                                            2000           1999
                                          ---------      ---------
INVESTMENT INCOME:
  Income:
     Interest                             $  51,451      $ 101,425
                                          ---------      ---------
       Total investment income               51,451        101,425
                                          ---------      ---------
  Expenses:
     Fund administration fees                29,582         29,582
     Investment advisory fees                19,185         20,740
     Administrative expenses                 17,224         17,224
     Professional fees                        3,285         25,965
     Independent General Partner fees
       and expenses                          11,214         11,005
     Other expenses                          33,721         12,102
                                          ---------      ---------
       Total expenses                       114,211        116,618
                                          ---------      ---------
NET INVESTMENT LOSS                         (62,760)       (15,193)
                                          ---------      ---------
REALIZED AND UNREALIZED
  GAIN (LOSS) ON INVESTMENTS:
     Net realized loss on investments            --         (6,222)
     Net change in unrealized
       loss on investments                       --        137,608
                                          ---------      ---------
         Net gain on investments                 --        131,386
                                          ---------      ---------
NET (DECREASE) INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS              $ (62,760)     $ 116,193
                                          =========      =========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                      SEVEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS


FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)

                                             2000           1999
                                          ---------      ---------
INVESTMENT INCOME:
  Income:
     Interest                             $ 104,866      $ 180,920
                                          ---------      ---------
       Total investment income              104,866        180,920
                                          ---------      ---------
  Expenses:
     Fund administration fees                59,164         59,164
Investment advisory fees                     38,370         41,481
     Administrative expenses                 34,448         34,448
     Professional fees                       22,246         37,548
     Independent General Partner fees
       and expenses                          21,701         32,218
     Other expenses                          54,332         29,588
                                          ---------      ---------
       Total expenses                       230,261        234,447
                                          ---------      ---------
NET INVESTMENT LOSS                        (125,395)       (53,527)
                                          ---------      ---------
REALIZED AND UNREALIZED
  GAIN (LOSS) ON INVESTMENTS:
     Net realized loss on investments            --         (6,222)
     Net change in unrealized
       loss on investments                       --        138,329
                                          ---------      ---------
         Net gain on investments                 --        132,107
                                          ---------      ---------
NET (DECREASE) INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS              $(125,395)     $  78,580
                                          =========      =========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                      EIGHT

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS


FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)

                                                              2000           1999
                                                           ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (decrease) increase in net assets
     resulting from operations                             $(125,395)     $  78,580
  Adjustments to reconcile net (decrease) increase in
     net assets resulting from operations to net cash
     used in operating activities:
        Accreted discount on portfolio investments           (16,225)        (2,114)
        Change in assets and liabilities:
           Accrued interest receivable                         1,069          4,533
           Other assets                                       15,517         22,108
           Payable to affiliates                              37,203         14,688
        Accounts payable and accrued liabilities              (4,248)          (411)
        Net realized loss on investments                          --          6,222
        Net change in unrealized loss on investments              --       (138,329)
                                                           ---------      ---------
           Net cash used in operating activities             (92,079)       (14,723)
                                                           ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of portfolio investments                         (94,602)      (520,045)
   Proceeds from dispositions of portfolio investments        36,931         40,548
   Sale of temporary investments, net                        374,820        749,121
                                                           ---------      ---------
     Net cash provided by investing activities               317,149        269,624
                                                           ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash distributions paid to partners                      (263,575)      (569,900)
                                                           ---------      ---------
     Net cash used in financing activities                  (263,575)      (569,900)
                                                           ---------      ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                    (38,505)      (314,999)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             130,566        628,670
                                                           ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $  92,061      $ 313,671
                                                           =========      =========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                      NINE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                       STATEMENTS OF CHANGES IN NET ASSETS



FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND FOR
THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                                   2000             1999
                                                               -----------      -----------
Decrease in net assets resulting from operations:
   Net investment loss                                         $  (125,395)     $  (279,357)
   Net realized gain on investments                                     --          410,023
   Net change in unrealized loss on investments                         --       (6,494,039)
                                                               -----------      -----------
      Net decrease in net assets resulting from operations        (125,395)      (6,363,373)
Repurchase of limited partnership units                                 --         (296,973)
Return of capital distributions                                         --       (1,118,426)
                                                               -----------      -----------
   Total decrease in net assets                                   (125,395)      (7,778,772)
Net assets:
   Beginning of period                                             687,419        8,466,191
                                                               -----------      -----------
   End of period (including no undistributed
     net investment income)                                    $   562,024      $   687,419
                                                               ===========      ===========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                       TEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                        SELECTED PER UNIT DATA AND RATIOS
                                   (UNAUDITED)


                                              FOR THE THREE MONTHS                  FOR THE SIX MONTHS
                                                  ENDED JUNE 30,                       ENDED JUNE 30,
                                          -----------------------------       -----------------------------
                                              2000              1999              2000              1999
                                          -----------       -----------       -----------       -----------
PER UNIT DATA:
   Investment income                      $       .06       $       .11       $       .12       $       .18
   Expenses                                      (.13)             (.12)             (.26)             (.23)
                                          -----------       -----------       -----------       -----------
     Net investment loss                         (.07)             (.01)             (.14)             (.05)
   Net realized loss on investments                --              (.01)               --              (.01)
   Net change in unrealized loss
     on investments                                --               .14                --               .14
   Distributions declared to partners              --              (.30)               --              (.60)
                                          -----------       -----------       -----------       -----------
     Net decrease in net asset value             (.07)             (.18)             (.14)             (.52)
       Net asset value:
         Beginning of period                     0.91              8.85              0.98              9.19
                                          -----------       -----------       -----------       -----------
         End of period                    $      0.84       $      8.67       $      0.84       $      8.67
                                          ===========       ===========       ===========       ===========
RATIOS (ANNUALIZED):
   Ratio of expenses to average
     net assets                                 76.60%             5.79%            73.71%             5.72%
   Ratio of net investment loss
     to average net assets                     (42.09)%           (0.75)%          (40.14)%           (1.31)%
Number of limited partnership
   units at end of period                     869,796           940,336           869,796           940,336


      The accompanying notes to financial statements are an integral part of these selected per unit data and ratios.

                                   ----------

                                     ELEVEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2000 (UNAUDITED)


1. GENERAL

The accompanying unaudited interim financial statements include all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of FCM Fiduciary Capital Management Company ("FCM"), the Managing General Partner of Fiduciary Capital Pension Partners, L.P. (the "Fund"), necessary to fairly present the financial position of the Fund as of June 30, 2000 and the results of its operations, changes in net assets and its cash flows for the periods then ended.

These financial statements should be read in conjunction with the Significant Accounting Policies and other Notes to Financial Statements included in the Fund's annual audited financial statements for the year ended December 31, 1999.


2. INVESTMENT ADVISORY FEES

As compensation for its services as investment adviser, FCM is entitled to receive, subject to certain limitations, a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement. Investment advisory fees of $38,370 are payable to FCM for the six months ended June 30, 2000. The payment of these fees has been deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.


3. FUND ADMINISTRATION FEES

As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of 0.45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $59,164 were paid by the Fund for the six months ended June 30, 2000. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the Fund. The Fund reimbursed FCM for administrative expenses of $34,448 for the six months ended June 30, 2000.


                                   ----------

                                     TWELVE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


4. INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and Fiduciary Capital Partners, L.P., an affiliated fund, (collectively, the "Funds") an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each Fund's allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses paid by the Fund for the six months ended June 30, 2000 totaled $21,701.


5. COMMITMENTS AND CONTINGENCIES

LMC Corporation During February 2000, the Fund agreed to advance up to $38,498 to LMC. $14,096 of these advances was structured as the purchase of promissory notes, and additional advances totaling $16,692 were expensed by the Fund. Remaining amounts to be advanced, as of June 30, 2000, total $7,710.

WasteMasters, Inc. ("WasteMasters") The Fund acquired its WasteMasters stock, which trades on the OTC Bulletin Board System, from Nikko Trading of America Corporation ("Nikko") on June 3, 1998. The stock was subject to a 24-month lock-up period through May 2000. Upon expiration of the lock-up period, the Fund requested that WasteMasters issue the Fund a new stock certificate without the restrictive legend that existed on the Fund's original certificate, so that the stock could be sold. To date, WasteMasters has refused to comply with this request. WasteMasters and Nikko have been in litigation with each other. During March 2000, the court involved with this litigation authorized the cancellation of certain WasteMasters stock that had been issued to Nikko, including the shares that Nikko had previously transferred to the Fund. At this time, the Fund is uncertain as to how, or when, these issues regarding the ownership and transferability of its WasteMasters stock will be resolved.


                                   ----------

                                    THIRTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


The following discussion should be read in conjunction with the Fund's unaudited Financial Statements and the Notes thereto. This report contains, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Fund's actual results may differ materially from those anticipated in these forward-looking statements. While the Fund can not always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements, factors that might cause such a difference include general economic and business conditions, competition and other factors discussed elsewhere in this report. Readers are urged to consider statements that include the terms "believes", "expects", "plans", "anticipates", "intends" or the like to be uncertain and forward-looking. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2000, the Fund held portfolio investments in two Managed Companies and two Non-Managed Companies, with an aggregate original cost of approximately $9.7 million. The value of these portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represents approximately 178.1% of the Fund's net assets.

As of June 30, 2000, the Fund's remaining liquid assets were invested in money market funds. These funds are available to fund the annual repurchase offer, to fund follow-on investments in existing portfolio companies, to pay Fund expenses and for distribution to the partners.

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from its Limited Partners up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro rata basis after giving priority to Limited Partners owning less than 100 Units.

The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio companies. Consequently, the Fund has been in a liquidation mode.


                                   ----------

                                    FOURTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

During December 1999, the Fund purchased $53,540 of Niigata Engineering Co., Ltd. ("Niigata") receivables from LMC at a cost of $42,284. An additional $76,083 of Niigata receivables were purchased during January 2000 at a cost of $68,935. These various receivables were payable on specified dates between May 21, 2000 and May 21, 2002.

The initial payment, in the amount of $25,361, was due from Niigata on May 21, 2000. Niigata initially refused to make the payment, due to various outstanding claims they have made against LMC, which is in bankruptcy proceedings. LMC disputes the validity of these claims. Niigata ultimately made the full amount of the payment to the Fund on June 30, 2000.

During February 2000, the Fund agreed to advance up to $38,498 to LMC in order to provide operating capital to LMC (see following discussion regarding LMC). $14,096 of these advances was structured as the purchase of promissory notes, and additional advances totaling $16,692 were expensed by the Fund. Remaining amounts to be advanced, as of June 30, 2000, total $7,710.

Payables to affiliates increased $37,203 from $28,161 at December 31, 1999 to $65,364 at June 30, 2000. This increase resulted primarily from the deferral of the payment of FCM's subordinated investment advisory fees for the six months ended June 30, 2000. The payment of these fees will be deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.

Distributions payable to partners decreased from $263,575 at December 31, 1999 to zero at June 30, 2000. This decrease resulted from a decrease in the per Unit distribution rate from $0.30 for the three months ended December 31, 1999 to zero for the three months ended June 30, 2000. It is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.


                                   ----------

                                     FIFTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

RESULTS OF OPERATIONS

                         INVESTMENT INCOME AND EXPENSES

The Fund's net investment loss was $62,760 for the three months ended June 30, 2000 as compared to a net investment loss of $15,193 for the corresponding period of the prior year. Net investment loss per limited partnership unit increased from $0.01 to $0.07 and the ratio of net investment loss to average net assets increased from 0.75% to 42.09% for the three months ended June 30, 2000 as compared to the corresponding period of the prior year.

The Fund's net investment loss was $125,395 for the six months ended June 30, 2000 as compared to a net investment loss of $53,527 for the corresponding period of the prior year. Net investment loss per limited partnership unit increased from $0.05 to $0.14 and the ratio of net investment loss to average net assets increased from 1.31% to 40.14% for the six months ended June 30, 2000 as compared to the corresponding period of the prior year.

The net investment losses for both the three and six month periods ended June 30, 2000 increased primarily as a result of a decreases in investment income as compared to the corresponding periods of the prior year. The impact of the decreases in investment income was partially offset by small decreases in total expenses.

Investment income decreased $49,974 and $76,054, or 49.3% and 42.0%, for the three and six month periods ended June 30, 2000, as compared to the corresponding periods of the prior year. These decreases resulted primarily from the decision to stop accruing interest on the Fund's LMC debt investments effective during July 1999 and a decrease in the amount of the Fund's temporary and money market investments. The amount of the Fund's temporary and money market investments decreased because of (i) cash distributions made by the Fund during 1999 that constituted a return of capital, (ii) purchases of additional LMC follow-on investments (including the Niigata receivables), and (iii) the Fund's repurchase of 7.50% of its Units during the fourth quarter of 1999. The negative effect of these items was partially offset by interest income earned on the Niigata receivables and an increase in the interest income earned on the RBM Precision Metal Products, Inc. ("RBM") subordinated debt investments. As discussed below, the Fund did not record any interest income on the RBM notes during the period from August 25, 1998 through May 24, 1999.

Total expenses decreased $2,407 and $4,186, or 2.1% and 1.8%, for the three and six month periods ended June 30, 2000, as compared to the corresponding periods of the prior year. These decreases resulted primarily from decreases in professional fees and Independent General Partner fees and expenses and, to a lesser extent, investment advisory fees. These decreases were partially offset by increases in other expenses incurred in connection with the Fund's LMC investments.

                                   ----------

                                    SIXTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                       NET UNREALIZED LOSS ON INVESTMENTS

FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales or an average of the closing bid and ask prices, as of the valuation date.

Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

As of December 31, 1999, the Fund had recorded $8,743,613 of unrealized loss on investments. There were no changes to these unrealized losses on investments during the six months ended June 30, 2000. The cumulative net unrealized loss on investments as of June 30, 2000 consisted of the following components:

                         Net Changes in
                      Unrealized Gain (Loss)   Net Unrealized
                         During the Six         Gain (Loss)
                          Months Ended         Recorded as of
Portfolio Company        June 30, 2000          June 30, 2000
-----------------     ----------------------   --------------
LMC                       $        --           $(6,980,426)
RBM                                --              (665,881)
WMI                                --            (1,097,306)
                          -----------           -----------
                          $        --           $(8,743,613)
                          ===========           ===========


LMC experienced significant cash flow shortfalls in December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the Company's revolving line of credit with CIT Corporation, forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts.


                                   ----------

                                   SEVENTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

LMC has held discussions with several potential purchasers of its business, in whole or in part. While no meaningful purchase offers have been received to date, LMC has consummated a consignment joint venture arrangement with respect to its spare parts business. The majority of LMC's employees have been released.

In an effort to preserve value and facilitate the possible sale of LMC's business, the Fund agreed to advance up to $38,498 to LMC. $14,096 of these advances was structured as the purchase of promissory notes, and additional advances totaling $16,692 were expensed by the Fund. Remaining amounts to be advanced, as of June 30, 2000, total $7,710.

LMC received a notice of default, dated April 6, 2000, from CIT Corporation with respect to its revolving line of credit. On April 28, 2000, LMC filed for Chapter 11 bankruptcy protection.

The Fund wrote its LMC investment down by $459,200 and $282,720 during 1995 and 1997, respectively. As a result of the above-described developments, the Fund created additional reserves of $6,238,506 against the carrying values of the Fund's LMC investment during 1999. Thus, the Fund's total LMC investment currently has a net carrying value of $240,900, versus its cost of $7,221,326.

RBM had a record year for fiscal 1998, with sales of approximately $30 million and EBITDA of approximately $2.7 million. However, these sales were achieved primarily through one contract with Digital Equipment Corporation ("DEC"). During August 1998, RBM notified the Fund that anticipated sales to DEC and other large customers were expected to decline significantly in the upcoming year. Of particular concern were sales to DEC, which was acquired by Compaq Computer Corp. As a result of the expected decline in sales, RBM began the process of restructuring its debt, including the subordinated debt held by the Fund. The Fund received the quarterly interest payment that was due from RBM on August 24, 1998. The interest payment that was due during November 1998 was deferred and subsequently converted to equity pursuant to the restructuring described below.

During December 1998, RBM and its lenders completed a restructuring under which a new senior lender, Wells Fargo Business Credit, replaced Bank of America. As part of this transaction, RBM's principle shareholder, 13i Capital Corporation ("13i"), contributed additional equity to the company and the subordinated lenders, including the Fund, agreed to accept shares of RBM's common stock as payment for the next three quarterly interest payments beginning with the payment that was due during November 1998. As a consequence, the Fund's ownership of RBM, on a fully diluted basis, increased from 5.9% to 7.2%, assuming exercise of its warrants. The restructuring was designed to provide RBM with a period of time in which to secure additional customers and return to a more stable financial position under which RBM could meet its interest obligations to its creditors, including the Fund.


                                   ----------

                                    EIGHTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

As a result of these developments, the Fund recorded aggregate writedowns of $665,881 relating to RBM during the year ended December 31, 1998.

RBM resumed paying the quarterly interest payments in cash, commencing with the quarterly interest payment due on August 24, 1999. The Fund placed a $1 aggregate valuation on the RBM common stock that was received in payments of the interest with respect to the nine-month period beginning August 25, 1998 and ending May 24, 1999.

For its fiscal year ended October 31, 1999, RBM's revenues were $11.6 million versus a budget of $12.0 million. For the year, RBM's loss was $1.3 million (pretax) versus a budgeted loss of $1.9 million.

RBM projects sales of approximately $17 million for its fiscal year ended October 31, 2000, with a positive EBITDA. Sales and cash flows for the quarter ended January 31, 2000 were slightly below budget.

RBM remains current with its interest payments and is currently in compliance with all of its senior and subordinated loan covenants. Originally, the Fund's note was scheduled to be repaid over the three years ending May 2002. However, RBM did not make the principal payment scheduled for May 2000 on the Fund's note, because it is not permitted to do so under the terms of an Intercreditor and Subordination Agreement ("Intercreditor Agreement"), between the Fund and RBM's other creditors. This Intercreditor Agreement was a stipulated pre-condition to RBM's debt restructuring, which occurred in late 1998.

13i's CEO has taken over as CEO of RBM. He has hired a number of new professionals and appears to have stabilized the company. If this continues, the Fund could possibly receive a partial principal payment in the second quarter of 2001, since the Intercreditor Agreement permits such payments, limited to 85% of RBM's EBITDA. There is no assurance that any payments will be permitted and any such payments are entirely dependent upon RBM's continued improved performance. The Fund continues to urge a sale of the Company or a refinancing of the Fund's debt, but has been unable to obtain the agreement of 13i.

During June 1998, the Fund exchanged its Atlas (which was in bankruptcy proceedings) subordinated notes and warrants for 821,376 shares of common stock of WasteMasters, a waste management company. The Fund acquired its WasteMasters stock, which trades on the OTC Bulletin Board System ("WAST"), from Nikko Trading of America Corporation ("Nikko"). The stock was subject to a 24-month lock-up period through May 2000. Upon expiration of the lock-up period, the Fund requested that WasteMasters issue the Fund a new stock certificate without the restrictive legend that existed on the Fund's original certificate, so that the stock could be sold. To date, WasteMasters has refused to comply with this request. WasteMasters and Nikko have been in litigation with each other. During March 2000, the court involved with this litigation authorized the cancellation of certain WasteMasters stock that had been issued to Nikko, including


                                   ----------

                                    NINETEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

the shares that Nikko had previously transferred to the Fund. At this time, the Fund is uncertain as to how, or when, these issues regarding the ownership and transferability of its WasteMasters stock will be resolved.

The WasteMasters common stock closed at $1.78 (an average of the closing bid and ask prices) on the date of the exchange (June 3, 1998). Based on this price, the Fund's WasteMasters common stock had a trading value of $1,462,049 on the date of the exchange. However, due to a number of factors, including the speculative nature of the WasteMasters stock, the two year lock up period and the relative size of the Fund's stock position versus the daily trading volume, FCM decided to carry the WasteMasters stock at the same $1 nominal value that the Atlas securities were previously carried by the Fund.

The Fund recorded a realized loss of $2,125,574 on the exchange, which is equal to the amount of the loss that the Fund claimed for income tax purposes from the disposition of the Atlas securities. The $1,097,306 balance of the unrealized loss previously recorded by the Fund with respect to the Atlas securities continues to be carried by the Fund as an unrealized loss.

The 52-week low for the WasteMasters common stock is $0.02 per share and the current bid price (July 26, 2000) is $0.25 per share.


                                   ----------

                                     TWENTY

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------



                              --------------------

                              FIRST QUARTER REPORT
                                      2000

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                             SCHEDULE OF INVESTMENTS

MARCH 31, 2000 (UNAUDITED)

PRINCIPAL
AMOUNT/                                     INVESTMENT   AMORTIZED                 % OF TOTAL
SHARES        INVESTMENT                       DATE         COST        VALUE       INVESTMENTS
---------     ----------                    ----------   ----------    --------    ------------
MANAGED COMPANIES:

$1,632,960    LMC Corporation, 12.00%
              Senior Subordinated            11/01/96
              Revolving Notes                 through
              due 10/31/00(1)                01/13/99    $1,632,960    $226,800

$20,533       LMC Corporation, 12.00%
              Promissory Notes               02/07/00
              due 8/7/00(2)                   through
                                             03/22/00        20,533      20,533

71,961 sh.    LMC Corporation,
              Class B Preferred Stock*       08/09/99       719,610           1

239,600 sh.   LMC Corporation,
              Class C Preferred Stock*       06/10/94     2,389,210           1

4,476,500 sh. LMC Corporation,               02/09/96
              Common Stock*                   through
                                             08/05/98     2,465,449           1

47.92 sh.     LMC Credit Corp.,
              Common Stock*                  02/09/96             1           1
                                                         ----------    --------           -----
                                                          7,227,763     247,337            24.1%
                                                         ----------    --------           -----

$1,290,000    R.B.M. Precision Metal
              Products, Inc., 13.00%
              Senior Subordinated
              Secured Notes due
              5/24/02(3)                     05/24/95     1,255,830     663,243

12,603.7 sh.  R.B.M. Precision Metal
              Products, Inc., Warrants to
              Purchase Common Stock*         05/24/95        73,295           1

12,717 sh.    R.B.M. Precision Metal
              Products, Inc., Common
              Stock*                         12/09/98             1           1
                                                         ----------    --------           -----
                                                          1,329,126     663,245            64.7
                                                         ----------    --------           -----
   Total Investments in Managed
      Companies (145.7% of net assets)                    8,556,889     910,582            88.8
                                                         ----------    --------           -----


             The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                       ONE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                       SCHEDULE OF INVESTMENTS (CONTINUED)





MARCH 31, 2000 (UNAUDITED)


PRINCIPAL
AMOUNT/                               INVESTMENT   AMORTIZED                  % OF TOTAL
SHARES       INVESTMENT                  DATE         COST        VALUE       INVESTMENTS
---------    ----------               ----------  ----------   ----------     -----------
NON-MANAGED COMPANIES:

$129,623     Niigata Engineering       12/01/99
             Co., Ltd.                  through
             Receivables(4)            01/03/00      114,606      114,606
                                                  ----------   ----------        -----
                                                     114,606      114,606         11.2
                                                  ----------   ----------        -----
821,376 sh.  WasteMasters, Inc.,
             Common Stock(5)*          06/03/98    1,097,307            1
                                                  ----------   ----------        -----
                                                   1,097,307            1          0.0
                                                  ----------   ----------        -----
   Total Investment in
      Non-Managed Companies
      (18.4% of net assets)                        1,211,913      114,607         11.2
                                                  ----------   ----------        -----
   Total Investments (164.1% of net assets)       $9,768,802   $1,025,189        100.0%
                                                  ==========   ==========        =====


(1) The accrual of interest on the notes was discontinued by the Fund effective July 1, 1999.

(2) The Fund has committed to provide up to $38,498 of financing pursuant to the terms of these notes. The Fund has not accrued any interest income on these notes.

(3) The terms of the notes provide for three equal annual principal payments of $430,000 commencing on May 24, 2000. However, the Fund is a party to an Intercreditor and Subordination Agreement with R.B.M. Precision Metal Products, Inc.'s ("RBM's") other creditors, which prohibits principal payments on the notes prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement.

(4) These are non-interest bearing receivables, which were purchased from LMC Corporation ("LMC") at a discount. Payments are due on May 21, 2000, November 21, 2000, May 21, 2001 and November 21, 2001 each in the amount of $25,361 and on May 21, 2002 in the amount of $28,179.

(5) The WasteMasters, Inc. common stock, which trades on the OTC Bulletin Board System, is subject to a 24-month lock up period through May 2000, a call option and a right of first refusal.

*        Non-income producing security.


             The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                       TWO

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                                 BALANCE SHEETS


MARCH 31, 2000 AND DECEMBER 31, 1999 (UNAUDITED)

                                                              2000                  1999
                                                           -----------           -----------
ASSETS:
  Investments:
    Portfolio investments, at value:
       Managed companies (amortized cost -
         $8,556,889 and $8,530,780,
          respectively)                                    $   910,582           $   884,473
       Non-managed companies (amortized cost -
         $1,211,913 and $1,139,911, respectively)              114,607                42,605
       Temporary investments, at amortized cost                     --               374,820
                                                           -----------           -----------
         Total investments                                   1,025,189             1,301,898
  Cash and cash equivalents                                    103,682               130,566
  Accrued interest receivable                                   17,300                19,126
  Other assets                                                  13,075                20,834
                                                           -----------           -----------
    Total assets                                           $ 1,159,246           $ 1,472,424
                                                           ===========           ===========
LIABILITIES:
  Payable to affiliates                                    $    47,832           $    28,161
  Accounts payable and accrued liabilities                     486,630               493,269
  Distributions payable to partners                                 --               263,575
                                                           -----------           -----------
    Total liabilities                                          534,462               785,005
                                                           -----------           -----------

COMMITMENTS AND CONTINGENCIES

NET ASSETS:
  Managing General Partner                                    (166,208)             (166,208)
  Limited Partners (equivalent to $0.91
    and $0.98, respectively, per limited
    partnership unit based on 869,796
    units outstanding)                                         790,992               853,627
                                                           -----------           -----------
       Net assets                                              624,784               687,419
                                                           -----------           -----------
         Total liabilities and net assets                  $ 1,159,246           $ 1,472,424
                                                           ===========           ===========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                     THREE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS


FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)

                                                  2000                1999
                                               ---------           ---------
INVESTMENT INCOME:
  Income:
     Interest                                  $  53,415           $  79,495
                                               ---------           ---------
       Total investment income                    53,415              79,495
                                               ---------           ---------
  Expenses:
     Fund administration fees                     29,582              29,582
Investment advisory fees                          19,185              20,741
     Professional fees                            18,961              11,583
     Administrative expenses                      17,224              17,224
     Independent General Partner fees
       and expenses                               10,487              21,213
     Other expenses                               20,611              17,486
                                               ---------           ---------
       Total expenses                            116,050             117,829
                                               ---------           ---------
NET INVESTMENT LOSS                              (62,635)            (38,334)

NET CHANGE IN UNREALIZED
   LOSS ON INVESTMENTS                                --                 721
                                               ---------           ---------
NET DECREASE IN NET ASSETS
   RESULTING FROM OPERATIONS                   $ (62,635)          $ (37,613)
                                               =========           =========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                      FOUR

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS


FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)

                                                                          2000                1999
                                                                        ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net decrease in net assets resulting
     from operations                                                    $ (62,635)          $ (37,613)
   Adjustments to reconcile net decrease in net assets
     resulting from operations to net cash (used in)
     provided by operating activities:
        Accreted discount on portfolio investments                         (8,642)                 --
        Change in assets and liabilities:
           Accrued interest receivable                                      1,826              29,622
           Other assets                                                     7,759              14,638
           Payable to affiliates                                           19,671               8,449
        Accounts payable and accrued liabilities                           (6,639)             (2,142)
        Net change in unrealized loss on investments                           --                (721)
                                                                        ---------           ---------
           Net cash (used in) provided by operating activities            (48,660)             12,233
                                                                        ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of portfolio investments                                      (89,469)           (392,160)
   Sale of temporary investments, net                                     374,820             447,964
                                                                        ---------           ---------
     Net cash provided by investing activities                            285,351              55,804
                                                                        ---------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash distributions paid to partners                                   (263,575)           (284,950)
                                                                        ---------           ---------
     Net cash used in financing activities                               (263,575)           (284,950)
                                                                        ---------           ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                 (26,884)           (216,913)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                          130,566             628,670
                                                                        ---------           ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $ 103,682           $ 411,757
                                                                        =========           =========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                      FIVE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                       STATEMENTS OF CHANGES IN NET ASSETS



FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND FOR
THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                             2000                  1999
                                                         -----------           -----------
Decrease in net assets from operations:
   Net investment loss                                   $   (62,635)          $  (279,357)
   Net realized gain on investments                               --               410,023
   Net change in unrealized loss on investments                   --            (6,494,039)
                                                         -----------           -----------
      Net decrease in net assets resulting from
       operations                                            (62,635)           (6,363,373)
Repurchase of limited partnership units                           --              (296,973)
Return of capital distributions                                   --            (1,118,426)
                                                         -----------           -----------
   Total decrease in net assets                              (62,635)           (7,778,772)
Net assets:
   Beginning of period                                       687,419             8,466,191
                                                         -----------           -----------
   End of period (including no undistributed
     net investment income)                              $   624,784           $   687,419
                                                         ===========           ===========


         The accompanying notes to financial statements are an integral part of these financial statements.

                                   ----------

                                       SIX

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                        SELECTED PER UNIT DATA AND RATIOS


FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999 (UNAUDITED)

                                                                   2000                   1999
                                                               -----------            -----------
PER UNIT DATA:
   Investment income                                           $       .06            $       .09
   Expenses                                                           (.13)                  (.13)
                                                               -----------            -----------
     Net investment loss                                              (.07)                  (.04)
   Distributions declared to partners                                   --                   (.30)
                                                               -----------            -----------
     Net decrease in net asset value                                  (.07)                  (.34)
       Net asset value:
         Beginning of period                                           .98                   9.19
                                                               -----------            -----------
         End of period                                         $       .91            $      8.85
                                                               ===========            ===========
RATIOS (ANNUALIZED):
   Ratio of expenses to average
     net assets                                                      70.75%                  5.68%
   Ratio of net investment loss to average net assets               (38.19)%                (1.85)%
Number of limited partnership
   units at end of period                                          869,796                940,336


      The accompanying notes to financial statements are an integral part of these selected per unit data and ratios.

                                   ----------

                                      SEVEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2000 (UNAUDITED)


1. GENERAL

The accompanying unaudited interim financial statements include all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of FCM Fiduciary Capital Management Company ("FCM"), the Managing General Partner of Fiduciary Capital Pension Partners, L.P. (the "Fund"), necessary to fairly present the financial position of the Fund as of March 31, 2000 and the results of its operations, changes in net assets and its cash flows for the period then ended.

These financial statements should be read in conjunction with the Significant Accounting Policies and other Notes to Financial Statements included in the Fund's annual audited financial statements for the year ended December 31, 1999.


2. INVESTMENT ADVISORY FEES

As compensation for its services as investment adviser, FCM is entitled to receive, subject to certain limitations, a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement. Investment advisory fees of $19,185 are payable to FCM for the three months ended March 31, 2000. The payment of these fees has been deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.


3. FUND ADMINISTRATION FEES

As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of 0.45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $29,582 were paid by the Fund for the three months ended March 31, 2000. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the Fund. The Fund reimbursed FCM for administrative expenses of $17,224 for the three months ended March 31, 2000.


                                   ----------

                                      EIGHT

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


4. INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and Fiduciary Capital Partners, L.P., an affiliated fund, (collectively, the "Funds") an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each Fund's allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses paid by the Fund for the three months ended March 31, 2000 totaled $10,487.


5. COMMITMENTS AND CONTINGENCIES

During February 2000, the Fund agreed to purchase up to $38,498 of LMC Corporation's Promissory Notes due August 7, 2000. $20,533 of this investment was funded during February and March 2000.


                                   ----------

                                      NINE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion should be read in conjunction with the Fund's unaudited Financial Statements and the Notes thereto. This report contains, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Fund's actual results may differ materially from those anticipated in these forward-looking statements. While the Fund can not always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements, factors that might cause such a difference include general economic and business conditions, competition and other factors discussed elsewhere in this report. Readers are urged to consider statements that include the terms "believes", "expects", "plans", "anticipates", "intends" or the like to be uncertain and forward-looking. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.


LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2000, the Fund held portfolio investments in two Managed Companies and two Non-Managed Companies, with an aggregate original cost of approximately $9.8 million. The value of these portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represents approximately 164.1% of the Fund's net assets.

As of March 31, 2000, the Fund's remaining liquid assets were invested in money market funds. These funds are available to fund the annual repurchase offer, to fund follow-on investments in existing portfolio companies, to pay Fund expenses and for distribution to the partners.

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro rata basis after giving priority to Limited Partners owning less than 100 Units.

The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio


                                   ----------

                                      TEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

companies. Consequently, the Fund has been in a liquidation mode. Since the middle of 1997, the Fund has liquidated a significant percentage of its investments and has distributed approximately $6.23 per Unit to the Limited Partners, with the cash coming primarily from the liquidation of these investments.

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

During December 1999, the Fund purchased $53,540 of Niigata Engineering Co., Ltd. ("Niigata") receivables from LMC at a cost of $42,284. An additional $76,083 of Niigata receivables were purchased during January 2000 at a cost of $68,935. These various receivables are payable on specified dates between May 21, 2000 and May 21, 2002.

During February 2000, the Fund agreed to purchase up to $38,498 of LMC's Promissory Notes due August 7, 2000. $20,533 of this investment was funded during February and March 2000.

Distributions payable to partners decreased from $263,575 at December 31, 1999 to zero at March 31, 2000. This decrease resulted from a decrease in the per Unit distribution rate from $0.30 for the three months ended December 31, 1999 to zero for the three months ended March 31, 2000. It is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.

Payables to affiliates increased $19,671 from $28,161 at December 31, 1999 to $47,832 at March 31, 2000. Substantially all of this increase resulted from the deferral of the payment of FCM's subordinated investment advisory fee for the three months ended March 31, 2000. The payment of these fees will be deferred pursuant to the applicable subordination provisions until the Limited Partners receive distributions equal to a cumulative non-compounded 6% return on their adjusted capital contributions, as defined in the Partnership Agreement.


RESULTS OF OPERATIONS

INVESTMENT INCOME AND EXPENSES

The Fund's net investment loss was $62,635 for the three months ended March 31, 2000 as compared to a net investment loss of $38,334 for the corresponding period of the prior


                                   ----------

                                     ELEVEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

year. Net investment loss per limited partnership unit increased from $0.04 to $0.07 and the ratio of net investment loss to average net assets increased from 1.85% to 38.19% for the three months ended March 31, 2000 as compared to the corresponding period of the prior year.

The net investment loss for the three months ended March 31, 2000 decreased primarily as a result of a decrease in investment income as compared to the corresponding period of the prior year. The impact of the decrease in investment income was partially offset by a small decrease in total expenses.

Investment income decreased $26,080, or 32.8%, for the three months ended March 31, 2000, as compared to the corresponding period of the prior year. This decrease resulted primarily from the decision to stop accruing interest on the Fund's LMC debt investments effective during July 1999 and a decrease in the amount of the Fund's temporary and money market investments. The amount of the Fund's temporary and money market investments decreased because of (i) cash distributions made by the Fund during 1999 that constituted a return of capital,
(ii) purchases of additional LMC follow-on investments, and (iii) the Fund's repurchase of 7.50% of its Units during the fourth quarter of 1999. The negative effect of these items was partially offset by interest income earned on the RBM Precision Metal Products, Inc. ("RBM") subordinated debt investments. As discussed below, the Fund did not record any interest income on the RBM notes during the period from August 25, 1998 through May 24, 1999.

Total expenses decreased $1,779, or 1.5%, for the three months ended March 31, 2000, as compared to the corresponding period of the prior year. This decrease resulted primarily from decreases in Independent General Partner fees and expenses and, to a lesser extent, investment advisory fees. These decreases were partially offset by increases in professional fees and other expenses incurred in connection with the Fund's LMC investments.


                    NET UNREALIZED GAIN (LOSS) ON INVESTMENTS

FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales or an average of the closing bid and ask prices, as of the valuation date.

Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are


                                   ----------

                                     TWELVE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

As of December 31, 1999, the Fund had recorded $8,743,613 of unrealized loss on investments. There were no changes to these unrealized losses on investments during the three months ended March 31, 2000. The cumulative net unrealized loss on investments as of March 31, 2000 consisted of the following components:

                       Net Changes in
                   Unrealized Gain (Loss)    Net Unrealized
                      During the Three         Gain (Loss)
                        Months Ended         Recorded as of
Portfolio Company      March 31, 2000        March 31, 2000
-----------------  ----------------------    --------------
LMC                      $        --           $(6,980,426)
RBM                               --              (665,881)
WMI                               --            (1,097,306)
                         -----------           -----------
                         $        --           $(8,743,613)
                         ===========           ===========

LMC experienced significant cash flow shortfalls in December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the Company's revolving line of credit with CIT Corporation, forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts.

LMC has held discussions with several potential purchasers of its business, in whole or in part. While no meaningful purchase offers have been received to date, LMC has consummated a consignment joint venture arrangement with respect to its spare parts business. The majority of LMC's employees have been released.

In an effort to preserve value and facilitate the possible sale of LMC's business, the Fund's General Partners approved the purchase of up to $38,498 of LMC's Promissory Notes due August 7, 2000. $20,533 of this investment was funded during February and March 2000.

LMC received a notice of default, dated April 6, 2000, from CIT Corporation with respect to its revolving line of credit. On April 28, 2000, LMC filed for Chapter 11 bankruptcy protection.


                                   ----------

                                    THIRTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

The Fund wrote its LMC investment down by $459,200 and $282,720 during 1995 and 1997, respectively. As a result of the above-described developments, the Fund created additional reserves of $6,238,506 against the carrying values of the Fund's LMC investment during 1999. Thus, as of March 31, 2000, the Fund's total LMC investment had a net carrying value of $247,337, versus its cost of $7,227,763.

RBM had a record year for fiscal 1998, with sales of approximately $30 million and EBITDA of approximately $2.7 million. However, these sales were achieved primarily through one contract with Digital Equipment Corporation ("DEC"). During August 1998, RBM notified the Fund that anticipated sales to DEC and other large customers were expected to decline significantly in the upcoming year. Of particular concern were sales to DEC, which was acquired by Compaq Computer Corp. As a result of the expected decline in sales, RBM began the process of restructuring its debt, including the subordinated debt held by the Fund. The Fund received the quarterly interest payment that was due from RBM on August 24, 1998. The interest payment that was due during November 1998 was deferred and subsequently converted to equity pursuant to the restructuring described below.

During December 1998, RBM and its lenders completed a restructuring under which a new senior lender, Wells Fargo Business Credit, replaced Bank of America. As part of this transaction, RBM's principle shareholder, 13i Capital Corporation ("13i"), contributed additional equity to the company and the subordinated lenders, including the Fund, agreed to accept shares of RBM's common stock as payment for the next three quarterly interest payments beginning with the payment that was due during November 1998. As a consequence, the Fund's ownership of RBM, on a fully diluted basis, increased from 5.9% to 7.2%, assuming exercise of its warrants. The restructuring was designed to provide RBM with a period of time in which to secure additional customers and return to a more stable financial position under which RBM could meet its interest obligations to its creditors, including the Fund.

As a result of these developments, the Fund stopped accruing interest on its RBM subordinated debt effective August 24, 1998. In addition, the Fund recorded aggregate writedowns of $665,881 relating to RBM during the year ended December 31, 1998.

RBM resumed paying the quarterly interest payments in cash, commencing with the quarterly interest payment due on August 24, 1999. The Fund placed a $1 aggregate valuation on the RBM common stock that was received in payments of the interest with respect to the nine-month period beginning August 25, 1998 and ending May 24, 1999.

For its fiscal year ended October 31, 1999, RBM's revenues were $11.6 million versus a budget of $12.0 million. For the year, RBM's loss was $1.3 million (pretax) versus a budgeted loss of $1.9 million.


                                   ----------

                                    FOURTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

RBM projects sales of approximately $17 million for its fiscal year ended October 31, 2000, with a positive EBITDA. Sales and cash flows for the quarter ended January 31, 2000 were slightly below budget.

RBM remains current with its interest payments and is currently in compliance with all of its senior and subordinated loan covenants. Originally, our debt was scheduled to be repaid over the three years ending May 2002. However, RBM will not make the principal payment scheduled for May 2000 on the Fund's note, because it is not permitted to do so under the terms of an Intercreditor and Subordination Agreement ("Intercreditor Agreement"), between the Fund and RBM's other creditors. This Intercreditor Agreement was a stipulated pre-condition to RBM's debt restructuring, which occurred in late 1998.

13i's CEO has taken over as CEO of RBM. He has hired a number of new professionals and appears to have stabilized the company. If this continues, the Fund could possibly receive a partial principal payment in the second quarter of 2001, since the Intercreditor Agreement permits such payments, limited to 85% of RBM's EBITDA. There is no assurance that any payments will be permitted and any such payments are entirely dependent upon RBM's continued improved performance. The Fund continues to urge a sale of the Company or a refinancing of the Fund's debt, but has been unable to obtain the agreement of 13i.

During June 1998, the Fund exchanged its Atlas (which was in bankruptcy proceedings) subordinated notes and warrants for 821,376 shares of common stock of WMI, a waste management company. Pursuant to the terms of the agreement, the Fund is prohibited from selling its WMI common stock for 24 months. In addition, the Fund granted the entity acquiring the Fund's Atlas securities a call on the Fund's WMI common stock during the 24-month lock up period and a right of first refusal thereafter. The call price is $11.25 per share.

The WMI common stock, which trades on the OTC Bulletin Board System ("WAST"), closed at $1.78 (an average of the closing bid and ask prices) on the date of the exchange (June 3, 1998). Based on this price, the Fund's WMI common stock had a trading value of $1,462,049 on the date of the exchange. However, due to a number of factors, including the speculative nature of the WMI stock, the two year lock up period and the relative size of the Fund's stock position versus the daily trading volume, FCM decided to carry the WMI stock at the same $1 nominal value that the Atlas securities were previously carried by the Fund.

The Fund recorded a realized loss of $2,125,574 on the exchange, which is equal to the amount of the loss that the Fund claimed for income tax purposes from the disposition of the Atlas securities. The $1,097,306 balance of the unrealized loss previously recorded by the Fund with respect to the Atlas securities continues to be carried by the Fund as an unrealized loss.


                                   ----------

                                    FIFTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

The 52-week low for the WMI common stock is $0.02 per share and the current bid price (April 28, 2000) is $0.195 per share.


                             READINESS FOR YEAR 2000

During 1999, FCM completed a review of the accounting and other information systems that are currently being utilized by FCM and the Fund with regard to Year 2000 issues. This review involved both actual tests of parts of the information systems that were conducted by third party consultants and representations received from various software vendors. As a result of this review, FCM believed that all of these systems were Year 2000 compliant. All of the costs associated with this review were paid by FCM.

FCM also corresponded with appropriate third parties, such as the Fund's custodian and transfer agent, concerning whether their information systems were Year 2000 compliant. These third parties represented that their information systems were also Year 2000 compliant.

As a result of the above discussed review, Year 2000 issues were not expected to have any material adverse effects on the Fund's results of operations or financial condition. As of April 30, 2000, the Fund has incurred no Year 2000 related issues.


                                   ----------

                                    SIXTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------






                                   ----------

                                  ANNUAL REPORT
                                      1999

--------------------------------------------------------------------------------


                                    CONTENTS

Fund Profile and Financial Highlights                         One

Message to Investors                                          Two

Profiles of Portfolio Companies                               Five

Schedule of Investments                                       Six

Balance Sheets                                                Eight

Statements of Operations                                      Nine

Statements of Cash Flows                                      Ten

Statements of Changes in Net Assets                           Eleven

Selected Per Unit Data and Ratios                             Twelve

Notes to Financial Statements                                 Thirteen

Report of Independent Public Accountants                      Seventeen

Management's Discussion and Analysis of Financial
Condition and Results of Operations                           Eighteen

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                                  FUND PROFILE

Fiduciary Capital Pension Partners, L.P. (the "Fund") is a Delaware limited partnership that commenced operations on August 14, 1990. The Fund elected to operate as a business development company under the Investment Company Act of 1940. The investment objective of the Fund was to provide current income and capital appreciation by investing primarily in subordinated debt and related equity securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations.

The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio companies. Consequently, the Fund has been in a liquidation mode. Since the middle of 1997, the Fund has liquidated a significant percentage of its investments and has distributed a significant portion of the related proceeds to its partners.

During the last year, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

                              FINANCIAL HIGHLIGHTS

                                                                        As of December 31
                                                                     or Year Ended December 31
                                                    1999          1998          1997          1996          1995
                                                 --------      --------      --------      --------      --------
                                                               (in thousands, except per Unit amounts)
   Total Investment Income                        $    316      $    607      $  1,370      $  1,329      $  2,268
   Net Investment (Loss) Income                       (279)           58           831           772         1,726
   Net Realized and Unrealized
     (Loss) Gain on Investments                     (6,084)         (945)         (294)       (1,143)       (2,326)
   Cash Distributions Declared to Partners           1,118         2,758         3,151         1,423         1,542
   Cash Utilized to Repurchase Units                   297           753         1,163         1,440         1,959
   Total Assets                                      1,472         9,248        14,352        17,441        20,321
   Net Assets                                          687         8,466        12,864        16,640        19,873
   Value of Investments                              1,302         8,506        13,949        17,105        20,025

Per Unit of Limited Partnership Interest:
   Net Investment (Loss) Income(1)                    (.30)          .05           .75           .64          1.33
   Net Realized and Unrealized
     (Loss) Gain on Investments(1)                   (6.52)         (.82)         (.27)         (.95)         1.79
   Cash Distributions Declared to Partners(2)         1.20          2.71          2.90          1.20          1.20
   Net Asset Value                                     .98          9.19         12.66         15.08         16.61

----------

(1) Calculated using the weighted average number of Units outstanding during the years ended December 31, 1999, 1998, 1997, 1996 and 1995 of 932,412,
     1,010,959, 1,095,362 1,186,294 and 1,285,717, respectively.

(2) Distribution amounts are reflected during the year in which the cash for the distribution was generated. A portion of the actual cash distributions are paid subsequent to such year.

                                   ----------

                                       ONE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                              MESSAGE TO INVESTORS

Dear Investor:

This Annual Report includes a discussion of recent developments with respect to the Fund and its remaining portfolio investments and the Fund's audited financial statements for the year ended December 31, 1999. Unaudited interim financial statements for the first quarter of 2000 are also enclosed along with this Annual Report.

HIGHLIGHTS

      o Distributions for 1999 totaled $1.20 per Unit. Cumulative distributions paid to Investors since the Fund's inception during 1990 now total between $16.61 and $16.29 on a per Unit ($20.00 cost) basis, depending upon the closing in which the particular Units were issued.

      o The Fund's net asset value per Unit was $0.98 at December 31, 1999 and $0.91 at March 31, 2000 as compared to $9.19 at December 31, 1998. This substantial decrease in the net asset value resulted primarily from a significant write-down in the value of the Fund's investment in LMC Corporation.

      o The Fund redeemed 7.50% of its outstanding Units during November 1999 pursuant to its annual repurchase offer.


CUMULATIVE DISTRIBUTIONS AND NET ASSET VALUE PER UNIT

                                    [CHART]


CASH DISTRIBUTIONS

During 1999, the Fund declared quarterly cash distributions of $0.30 per Unit to Investors. All of the 1999 distributions represented a return of capital.

The 1999 distributions and the 1999 repurchase offer utilized a substantial portion of the Fund's remaining cash. As a result, the Fund did not pay a distribution in the first quarter of 2000 and it is unlikely that the Fund will be able to pay quarterly distributions during the remainder of 2000 and beyond. Distributions will be addressed on a quarterly basis by the General Partners and will involve the consideration of a number of issues.

PERIODIC UNIT REPURCHASE POLICY

Pursuant to the terms of the Fund's periodic unit repurchase policy, the Fund has annually offered to purchase from Investors, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a 2% fee, which is retained by the Fund to offset expenses incurred in connection with the Repurchase Offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are repurchased on a prorated basis, after giving priority to Investors owning less than 100 Units.

During November 1999, 70,540 Units (7.50% of the outstanding Units) were redeemed at a net asset value per Unit of $4.21 ($4.13, net of the 2% fee). The next scheduled repurchase of Units will occur during the fourth quarter of 2000.

POSSIBLE LIQUIDATION PLANS

During 1999, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans was feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature, are sold or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

PORTFOLIO UPDATE

R.B.M. Precision Metal Products, Inc. ("RBM") RBM set records with regard to both sales and earnings for its fiscal October 31,1998 year. However, RBM lost some major contracts during 1998 and as a result experienced financial difficulties during its fiscal 1999 year. The Fund and RBM's other subordinated lenders agreed to accept stock in payment of interest that was due with respect to the period beginning August 25, 1998 through May 24, 1999. As a result of these developments, the Fund recorded


                                   ----------

                                      TWO

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                        MESSAGE TO INVESTORS (CONTINUED)

aggregate writedowns of $665,881 in the value of its RBM investment during the year ended December 31, 1998.

RBM appears to have stabilized its financial situation and its management expects the company to achieve a positive EBITDA for its fiscal year ending October 31, 2000. RBM remains current with its interest payments to the Fund and is currently in compliance with all of its senior and subordinated loan covenants.

Originally, the Fund's RBM debt was scheduled to be repaid over the three years ending May 2002. However, the Fund and RBM's other creditors entered into an Intercreditor and Subordination Agreement ("Agreement") in connection with a restructuring of RBM's senior debt in late 1998. The Agreement prohibits principal payments on RBM's subordinated debt prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement. Therefore, the amount and timing of any principal payments to be received by the Fund are dependent upon RBM's future operating results.

LMC Corporation ("LMC") In recent years, LMC reoriented its business away from fleet snow grooming to the production of light construction vehicles. LMC experienced significant cash flow shortfalls during December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the company's revolving line of credit with CIT Corporation, forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts.

LMC has since held discussions with several potential purchasers of its business, in whole or in part. While no meaningful purchase offers have been received to date, LMC has consummated a consignment joint venture arrangement with respect to its spare parts business. Almost all of LMC's employees have been released.

LMC received a notice of default, dated April 6, 2000, from CIT Corporation with respect to its revolving line of credit. On April 28, 2000, LMC filed for Chapter 11 bankruptcy protection. The bankruptcy case is progressing and the company continues to attempt to sell its business.

As a result of the above-described developments, the Fund created additional reserves of $6,238,506 against the carrying values of the Fund's LMC investment. Thus, as of March 31, 2000, the Fund's total LMC investment had a net carrying value of $247,337, versus its cost of $7,227,763. The Fund and Fiduciary Capital Partners, L.P., an affiliated fund, have a second lien position behind CIT Corporation, with respect to most of LMC's assets. As a result, the Fund expects a partial recovery with respect to the LMC debt held by the Fund. The amount, if any, as well as the timing and form of this recovery is entirely dependent upon the amount and form of the proceeds LMC derives from the sale of its assets. It is possible that a portion of these proceeds could be in the form of stock of the purchaser.

WasteMasters, Inc. ("WasteMasters") The Fund's shares of WasteMasters (OTC-BB symbol "WAST") were obtained in 1998 through the exchange of the Fund's 13% Senior Subordinated Notes, dated as of January 19, 1996, of Atlas Environmental, Inc. for such shares. The exchange was made with Nikko Trading of America Corporation ("Nikko").

The exchange agreement contained restrictions upon sale or transfer of the Fund's WasteMasters shares that expired on June 3, 2000. When the Fund attempted to dispose of some of these shares, we were advised that WasteMasters and its transfer agent were taking the position that approximately 67,000,000 WasteMasters shares that had been issued to Nikko, including those shares Nikko had transferred to the Fund, were not validly issued and had been cancelled because the Consent Judgment pursuant to which the shares had been issued to Nikko in 1998 was vacated by a United States District Court on March 14, 2000. The Court had determined that the original Consent Judgment had been obtained through collusion between the parties that were then controlled by the same persons.

In subsequent correspondence, WasteMasters has stated that, "the Company's board of directors has decided to recognize as valid part or all of any shares issued pursuant to the Consent Judgment to the extent the shares are held by a bona fide purchaser without notice of the underlying fraud or a business or family connection to the persons found to have defrauded the Court."

Counsel to the Fund is attempting to document the Fund's position as a bona fide purchaser without notice of the fraud on the Court, and without any business connection to Nikko or its controlling shareholders. We do not know how long this process will take, how many, if any, WasteMasters shares we will recover, nor what the stock price will be when a resolution of this matter finally occurs.

We are actively attempting to realize the greatest possible returns from the Fund's remaining investments.


                                   ----------

                                     THREE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                        MESSAGE TO INVESTORS (CONTINUED)

UNREALIZED LOSS ON PORTFOLIO INVESTMENTS

The cumulative unrealized loss on investments held by the Fund at both March 31, 2000 and December 31, 1999 consisted of the following components:

Portfolio Company                    Unrealized Loss
-----------------                    ---------------
LMC                                      $6,980,426
WasteMasters                              1,097,306
RBM                                         665,881
                                         ----------
                                         $8,743,613
                                         ==========


If you have any questions concerning your investment in the Fund, please call us at 800-866-7607.

Sincerely,

/s/ PAUL BAGLEY

Paul Bagley, Chairman
FCM Fiduciary Capital Management Company



/s/ W. DUKE DEGRASSI

W. Duke DeGrassi, President
FCM Fiduciary Capital Management Company

June 19, 2000


                                   ----------

                                      FOUR

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                         PROFILES OF PORTFOLIO COMPANIES

             VALUE OF 1999 YEAR-END INVESTMENTS BY PORTFOLIO COMPANY

LMC                        17.4%
RBM                        50.5%
Niigata                     3.3%
Temporary Investments      28.8%


LMC Corporation ("LMC") LMC, headquartered in Brigham City, Utah, is a manufacturer of low ground pressure track vehicles used for construction, landscaping and infrastructure development. Primary purchasers of these vehicles include private contractors, ski resorts, utility companies and various governmental agencies for use on construction sites and/or environmentally sensitive locations.

R.B.M. Precision Metal Products, Inc. ("RBM") RBM, headquartered in Colorado Springs, Colorado, is a manufacturer of precision sheet metal enclosures, chassis and assemblies for business machines.

Niigata Engineering Co., Ltd. ("Niigata") Niigata, headquartered in Tokyo, Japan, is an industrial conglomerate.

WasteMasters, Inc. ("WasteMasters") WasteMasters, headquartered in El Reno, Oklahoma, is a waste management company. The WasteMasters stock is traded on the OTC Bulletin Board System.


                                   ----------

                                      FIVE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                             SCHEDULE OF INVESTMENTS


DECEMBER 31, 1999

  PRINCIPAL
   AMOUNT/                                                 INVESTMENT        AMORTIZED                          % OF TOTAL
   SHARES                  INVESTMENT                         DATE              COST             VALUE          INVESTMENTS
  ---------                ----------                      ----------       ----------         ----------       -----------
MANAGED COMPANIES:

$1,632,960          LMC Corporation, 12.00%
                    Senior Subordinated                    11/01/96
                    Revolving Notes                         through
                    due 10/31/00(1)                        01/13/99         $1,632,960         $  226,800

71,961 sh.          LMC Corporation,
                    Class B Preferred Stock*               08/09/99            719,610                  1

239,600 sh.         LMC Corporation,
                    Class C Preferred Stock*               06/10/94          2,389,210                  1

4,476,500 sh.       LMC Corporation,                       02/09/96
                    Common Stock*                           through
                                                           08/05/98          2,465,449                  1

47.92 sh.           LMC Credit Corp.,
                    Common Stock*                          02/09/96                  1                  1
                                                                            ----------         ----------           ----
                                                                             7,207,230            226,804           17.4%
                                                                            ----------         ----------           ----
$1,290,000          R.B.M. Precision Metal
                    Products, Inc., 13.00%
                    Senior Subordinated
                    Secured Notes due
                    5/24/02(2)                             05/24/95          1,250,254            657,667

12,603.7 sh.        R.B.M. Precision Metal
                    Products, Inc., Warrants to
                    Purchase Common Stock*                 05/24/95             73,295                  1

12,717 sh.          R.B.M. Precision Metal
                    Products, Inc., Common
                    Stock*                                 12/09/98                  1                  1
                                                                            ----------         ----------           ----
                                                                             1,323,550            657,669           50.5
                                                                            ----------         ----------           ----
     Total Investments in Managed Companies (128.7% of net assets)           8,530,780            884,473           67.9
                                                                            ----------         ----------           ----
NON-MANAGED COMPANIES:

$53,540             Niigata Engineering                    12/01/99
                    Co., Ltd.,                              through
                    Receivables(3)                         12/10/99             42,604             42,604
                                                                            ----------         ----------           ----
                                                                                42,604             42,604            3.3
                                                                            ----------         ----------           ----
821,376 sh.         WasteMasters, Inc.,
                    Common Stock(4)*                       06/03/98          1,097,307                  1
                                                                            ----------         ----------           ----
                                                                             1,097,307                  1            0.0
                                                                            ----------         ----------           ----
     Total Investments in Non-Managed Companies (6.2% of net assets)         1,139,911             42,605            3.3
                                                                            ----------         ----------           ----


              The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                       SIX

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                       SCHEDULE OF INVESTMENTS (CONTINUED)



DECEMBER 31, 1999

  PRINCIPAL
   AMOUNT/                                                       INVESTMENT        AMORTIZED                         % OF TOTAL
   SHARES                 INVESTMENT                                DATE             COST               VALUE        INVESTMENTS
  ---------               ----------                             ----------       -----------         ---------      -----------
TEMPORARY INVESTMENTS:

$375,000       Ford Motor Credit Corporation,
               5.77% Notes due 1/04/00                            12/14/99            374,820            374,820
                                                                                  -----------         ----------        -----
     Total Temporary Investments (54.5% of net assets)                                374,820            374,820         28.8
                                                                                  -----------         ----------        -----
     Total Investments (189.4% of net assets)                                     $10,045,511         $1,301,898        100.0%
                                                                                  ===========         ==========        =====


(1) The accrual of interest on the notes was discontinued by the Fund effective July 1, 1999.

(2) The terms of the notes provide for three equal annual principal payments of $430,000 commencing on May 24, 2000. However, the Fund is a party to an Intercreditor and Subordination Agreement with R.B.M. Precision Metal Products, Inc.'s ("RBM's") other creditors, which prohibits principal payments on the notes prior to October 31, 2000 and restricts payments thereafter, based on a number of financial formulas contained in the Agreement.

(3) These are non-interest bearing receivables, which were purchased from LMC Corporation ("LMC") at a discount. Payments are due November 21, 2001 and May 21, 2002 in the amounts of $25,361 and $28,179, respectively.

(4) The WasteMasters, Inc. common stock, which trades on the OTC Bulletin Board System, is subject to a 24 month lock up period, a call option and a right of first refusal.

*        Non-income producing security.


              The accompanying notes to financial statements are an
                        integral part of this schedule.

                                   ----------

                                      SEVEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                                 BALANCE SHEETS


DECEMBER 31, 1999 AND 1998

                                                          1999             1998
                                                      -----------      -----------
ASSETS:
  Investments
    Portfolio investments, at fair value:
      Managed companies (amortized cost -
         $8,530,780 and $7,761,313, respectively)     $   884,473      $ 6,609,045
      Non-managed companies (amortized cost -
         $1,139,911 and $1,097,307, respectively)          42,605                1
    Temporary investments, at amortized cost              374,820        1,897,223
                                                      -----------      -----------
      Total investments                                 1,301,898        8,506,269
  Cash and cash equivalents                               130,566          628,670
  Accrued interest receivable                              19,126           85,556
  Other assets                                             20,834           27,234
                                                      -----------      -----------
    Total assets                                      $ 1,472,424      $ 9,247,729
                                                      ===========      ===========

LIABILITIES:

  Due to affiliates                                   $    28,161      $    25,748
  Accounts payable and accrued liabilities                493,269          470,840
  Distributions payable to partners                       263,575          284,950
                                                      -----------      -----------
    Total liabilities                                     785,005          781,538
                                                      -----------      -----------

COMMITMENTS AND CONTINGENCIES

NET ASSETS:

  Managing General Partner                               (166,208)        (180,012)
  Limited Partners (equivalent to $0.98
   and $9.19, respectively, per limited
   partnership unit based on 869,796
   and 940,336 units outstanding)                         853,627        8,646,203
                                                      -----------      -----------
    Total net assets                                      687,419        8,466,191
                                                      -----------      -----------
      Total liabilities and net assets                $ 1,472,424      $ 9,247,729
                                                      ===========      ===========


              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                      EIGHT

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                           1999             1998             1997
                                                       -----------      -----------      -----------
INVESTMENT INCOME:
  Income:
     Interest                                          $   314,326      $   596,296      $ 1,109,776
     Dividend                                                   --               --          241,806
     Other income                                            1,412           11,058           18,670
                                                       -----------      -----------      -----------
       Total investment income                             315,738          607,354        1,370,252
                                                       -----------      -----------      -----------
  Expenses:
     Professional fees                                     210,116          141,780          140,520
     Fund administration fees                              118,327          118,327          118,327
     Investment advisory fees                               82,162          102,251          120,800
     Administrative expenses                                68,895           68,895           68,895
     Independent General Partner fees and expenses          53,861           52,076           46,966
     Other expenses                                         61,734           66,185           43,385
                                                       -----------      -----------      -----------
       Total expenses                                      595,095          549,514          538,893
                                                       -----------      -----------      -----------
NET INVESTMENT (LOSS) INCOME                              (279,357)          57,840          831,359
                                                       -----------      -----------      -----------
REALIZED AND UNREALIZED
  GAIN (LOSS) ON INVESTMENTS:

     Net realized gain (loss) on investments               410,023       (2,497,650)       2,925,017
     Net change in unrealized loss on investments       (6,494,039)       1,552,695       (3,218,969)
                                                       -----------      -----------      -----------
       Net loss on investments                          (6,084,016)        (944,955)        (293,952)
                                                       -----------      -----------      -----------
NET (DECREASE) INCREASE IN NET
  ASSETS RESULTING FROM OPERATIONS                     $(6,363,373)     $  (887,115)     $   537,407
                                                       ===========      ===========      ===========


              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                      NINE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS


FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                       1999             1998             1997
                                                                   -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (decrease) increase in net assets
     resulting from operations                                     $(6,363,373)     $  (887,115)     $   537,407
   Adjustments to reconcile net (decrease) increase
     in net assets resulting from operations to
     net cash (used in) provided by operating activities:
       Accreted discount on portfolio investments                      (12,987)         (11,424)         (33,210)
       Interest income received in stock                               (69,360)              --               --
       Change in assets and liabilities:
         Accrued interest receivable                                    66,430          (17,592)          27,243
         Other assets                                                    6,400           31,692          (52,280)
         Due to affiliates                                               2,413           (8,048)         (13,572)
         Accounts payable and accrued liabilities                       16,798            2,227          (16,882)
       Net realized (gain) loss on investments                        (410,023)       2,497,650       (2,925,017)
       Net change in unrealized loss on investments                  6,494,039       (1,552,695)       3,218,969
                                                                   -----------      -----------      -----------
           Net cash (used in) provided by operating activities        (269,663)          54,695          742,658
                                                                   -----------      -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of portfolio investments                                  (737,894)      (2,868,290)        (834,624)
   Proceeds from dispositions of portfolio investments                 423,824        1,124,615        8,848,738
   Sale (purchase) of temporary investments, net                     1,522,403        6,297,597       (5,097,059)
                                                                   -----------      -----------      -----------
       Net cash provided by investing activities                     1,208,333        4,553,922        2,917,055
                                                                   -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Cash distributions paid to partners                              (1,139,801)      (3,503,484)      (2,455,291)
   Repurchase of limited partnership units                            (296,973)        (752,571)      (1,162,619)
                                                                   -----------      -----------      -----------
     Net cash used in financing activities                          (1,436,774)      (4,256,055)      (3,617,910)
                                                                   -----------      -----------      -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                  (498,104)         352,562           41,803
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                         628,670          276,108          234,305
                                                                   -----------      -----------      -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $   130,566      $   628,670      $   276,108
                                                                   ===========      ===========      ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:

   Investments exchanged for other investments                     $        --      $ 1,360,801      $        --
                                                                   ===========      ===========      ===========


              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                       TEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                       STATEMENTS OF CHANGES IN NET ASSETS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                      1999              1998              1997
                                                                 ------------      ------------      ------------
(Decrease) increase in net assets resulting from operations:
   Net investment (loss) income                                  $   (279,357)     $     57,840      $    831,359
   Net realized gain (loss) on investments                            410,023        (2,497,650)        2,925,017
   Net change in unrealized loss on investments                    (6,494,039)        1,552,695        (3,218,969)
                                                                 ------------      ------------      ------------
     Net (decrease) increase in net assets
         resulting from operations                                 (6,363,373)         (887,115)          537,407
Repurchase of limited partnership units                              (296,973)         (752,571)       (1,162,618)
Distributions to partners from -
   Net investment income                                                   --           (85,585)         (831,359)
   Realized gain on investments                                            --        (1,402,287)       (1,608,939)
   Return of capital                                               (1,118,426)       (1,270,116)         (710,627)
                                                                 ------------      ------------      ------------
     Total decrease in net assets                                  (7,778,772)       (4,397,674)       (3,776,136)
Net assets:
   Beginning of year                                                8,466,191        12,863,865        16,640,001
                                                                 ------------      ------------      ------------
   End of year (including no undistributed net
     investment income)                                          $    687,419      $  8,466,191      $ 12,863,865
                                                                 ============      ============      ============


              The accompanying notes to financial statements are an
                  integral part of these financial statements.

                                   ----------

                                     ELEVEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                        SELECTED PER UNIT DATA AND RATIOS


FOR EACH OF THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997, 1996 AND 1995

                                                     1999              1998             1997             1996             1995
                                                 -------------     -------------    -------------    -------------    -------------
PER UNIT DATA:
  Investment income(1)                           $         .34     $         .53    $        1.24    $        1.11    $        1.75
  Expenses(1)                                             (.64)             (.48)            (.49)            (.47)            (.42)
                                                 -------------     -------------    -------------    -------------    -------------
     Net investment (loss) income(1)                      (.30)              .05              .75              .64             1.33
  Net realized gain (loss) on investments(1)               .44             (2.17)            2.64            (2.88)            2.92
  Net change in unrealized loss
     on investments(1)                                   (6.96)             1.35            (2.91)            1.93            (4.71)
  Effect of unit repurchases on
     net asset value                                      (.19)              .01               --             (.02)            (.20)
  Distributions declared to partners                     (1.20)            (2.71)           (2.90)           (1.20)           (1.20)
                                                 -------------     -------------    -------------    -------------    -------------
     Net decrease in net asset value                     (8.21)            (3.47)           (2.42)           (1.53)           (1.86)
         Net asset value:
             Beginning of year                            9.19             12.66            15.08            16.61            18.47
                                                 -------------     -------------    -------------    -------------    -------------
             End of year                         $        0.98     $        9.19    $       12.66    $       15.08    $       16.61
                                                 =============     =============    =============    =============    =============

RATIOS:

  Ratio of expenses to average net assets                 9.87%             5.15%            3.60%            2.92%            2.27%
  Ratio of net investment (loss) income to
     average net assets                                  (4.63)%            0.54%            5.55%            4.05%            7.22%
Number of limited partnership units
  at end of year                                       869,796           940,336        1,020,142        1,104,881        1,196,564

----------

(1) Calculated using the weighted average number of limited partnership units outstanding during the years ended December 31, 1999, 1998, 1997, 1996 and 1995 of 932,412, 1,010,959, 1,095,362, 1,186,294 and
         1,285,717, respectively.


              The accompanying notes to financial statements are an integral part of these selected per unit data and ratios.

                                   ----------

                                     TWELVE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS


DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND PURPOSE

Fiduciary Capital Pension Partners, L.P. (the "Fund"), a Delaware limited partnership, was formed on October 20, 1988 to operate as a business development company under the Investment Company Act of 1940. The Fund's operations commenced on August 14, 1990.

FCM Fiduciary Capital Management Company ("FCM"), the Managing General Partner of, and the investment adviser to, the Fund, is responsible, subject to the supervision of the Independent General Partners, for overseeing and monitoring the Fund's investments.

The investment objective of the Fund was to provide current income and capital appreciation by investing primarily in subordinated debt and related equity securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations. These investments are referred to herein as "portfolio investments". Managed companies are those to which significant managerial assistance is offered. As discussed below, the Fund is now in a liquidation mode.

As set forth in the Partnership Agreement, the Fund's investment period ended on December 31, 1995. Although the Fund is permitted to make additional investments in existing portfolio companies, the Fund is no longer permitted to acquire investments in new portfolio companies. A number of alternative actions through which the Fund could be liquidated by the end of 2000 are currently being considered. Once a specific plan of liquidation is developed, the requisite regulatory procedures required to liquidate the Fund will be followed.

A separate fund, Fiduciary Capital Partners, L.P. ("FCP"), was also formed on October 20, 1988 for taxable investors with investment objectives, policies and restrictions similar to those of the Fund. While the Fund and FCP have co-invested in each of the portfolio investments, each fund is accounted for separately. Each fund's participation in the portfolio investments is in proportion to the amount of capital that each fund had available for investment at the time each investment was acquired. Certain expenses are allocated between the funds based on the amount of each fund's total capital. The accompanying financial statements include only the activities of the Fund.

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method The Fund maintains its accounting records, prepares financial statements and files its tax returns using the accrual method of accounting.

Realized and Unrealized Gain or Loss on Investments Realized gains and losses are recorded upon disposition of investments and are calculated based upon the difference between the proceeds and the cost basis determined using the specific identification method. All other changes in the valuation of investments, as determined by FCM, are included as changes in the unrealized appreciation or depreciation of investments in the Fund's Statements of Operations.

Valuation of Investments FCM values the Fund's investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales, or an average of the closing bid and ask prices, as of the valuation date. The Fund discounts these closing market prices between 5% and 20% to reflect lack of liquidity if the Fund's securities are subject to legal or contractual trading restrictions, or to reflect the potential market impact which could result from the sale of the securities, if the Fund and FCP combined own a material percentage of the outstanding securities. The amount of the discount varies based upon the type of restriction, the time remaining on the restriction and the size of the holding.

Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures which have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). Debt securities with attached warrants for the purchase of common stock are initially recorded at a discount from face value equal to the estimated relative value of the warrants at date of investment. The discount is amortized to income as an adjustment to yield from the debt securities. Face value less unamortized discount represents the "amortized cost" of the debt securities.

The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the


                                   ----------

                                    THIRTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

Temporary investments with maturities of less than 60 days are stated at amortized cost, which approximates market value. Under this method, temporary investments are valued at cost when purchased and thereafter a constant proportionate amortization of any discount or premium is recorded until maturity of the investment.

Cash and Cash Equivalents The Fund considers investments in money market funds to be cash equivalents.

Interest Receivable on Notes Notes are placed on non-accrual status in the event of a default (after any applicable grace period expires) or if FCM determines that there is no reasonable expectation of collecting the interest.

Income Taxes No provision for income taxes has been made in the financial statements because taxes on Fund income are the responsibility of the individual partners rather than the Fund.

Investment Transactions The Fund records portfolio investment transactions on the date on which it obtains an enforceable right to demand the securities or payment thereof and records temporary investment transactions on the trade date. Realized gains and losses on investments are determined on the basis of specific identification for both accounting and tax purposes.

3. ALLOCATIONS OF PROFITS, LOSSES AND CASH DISTRIBUTIONS

Pursuant to the Partnership Agreement, all income derived from temporary investments will be distributed and allocated 99% to the Limited Partners and 1% to FCM. Net investment income will, in general, be distributed and allocated:
(i) 99% to the Limited Partners and 1% to FCM until the Limited Partners have received a cumulative non-compounded preferred return of 9% per annum on their capital contributions to the Fund, then (ii) 70% to the Limited Partners and 30% to FCM until FCM has received 10% of all current and prior distributions and allocations, and thereafter, (iii) 90% to the Limited Partners and 10% to FCM.

Proceeds from capital transactions will, in general, be distributed and allocated: (i) 99% to the Limited Partners and 1% to FCM until the Limited Partners have received a cumulative, non-compounded preferred return of 9% per annum on their capital contribution to the Fund from net investment income, capital transactions, or both, then (ii) 100% to the Limited Partners until they have received a return of their capital contributions to the Fund, and thereafter, (iii) 80% to the Limited Partners and 20% to FCM.

Prior to 1998, cash distributions and earnings of the Fund were allocated 99% to the Limited Partners and 1% to FCM. Pursuant to the terms of the Fund's Partnership Agreement, the Fund's 1998 loss was allocated approximately 88% to the Limited Partners and approximately 12% o FCM, and the portion of the 1998 cash distributions that exceeded the partners' cumulative preferred return was allocated 100% to the Limited Partners. Approximately 100% of the Fund's 1999 loss was allocated to the Limited Partners, and 1999 distributions were allocated 99% to the Limited Partners and 1% to FCM.

4. CAPITAL CONTRIBUTIONS

Upon formation of the Fund, FCM contributed $4,000 for its general partner interest in the Fund. Units of limited partnership interest ("Units") were then sold in a public offering. The Fund held three closings between August 14, 1990 and October 18, 1990, receiving gross offering proceeds of $29,796,000. Commissions and other offering costs were charged against proceeds resulting in net capital contributions from Limited Partners of $26,294,970.

5. PERIODIC UNIT REPURCHASE PLAN

The Fund's Limited Partners adopted a periodic unit repurchase plan during 1993. Pursuant to the terms of the repurchase policy, the Fund has annually offered to repurchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro-rated basis, after giving priority to Limited Partners owning less than 100 Units.


                                   ----------

                                    FOURTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Repurchases of Units since the adoption of the plan are summarized as follows:


                        Units Repurchased         Net Asset Value per Unit
                    -------------------------     ------------------------
                                 Percentage
    Date of                    of Outstanding                   Net of the
Repurchase Offer     Number         Units          Gross          2% Fee
----------------    -------    --------------     -------       ----------
November 1993        61,850        4.15%          $ 18.33         $ 17.96
November 1994       130,951        9.17%            18.35           17.98
November 1995       100,435        7.74%            19.51           19.12
November 1996        91,683        7.66%            15.71           15.40
November 1997        84,739        7.67%            13.72           13.45
November 1998        79,806        7.82%             9.43            9.24
November 1999        70,540        7.50%             4.21            4.13

6. INVESTMENT ADVISORY FEES

As compensation for its services as investment adviser, FCM receives a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement, net of certain fees received directly by FCM from the Fund's portfolio companies. Investment advisory fees of $82,162, $102,251 and $120,800 were incurred by the Fund for 1999, 1998 and
1997, respectively.

7. FUND ADMINISTRATION FEES

As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of 0.45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $118,327 were incurred each year by the Fund during 1999, 1998 and 1997. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the Fund. The Fund reimbursed FCM for administrative expenses of $68,895 each year during 1999, 1998 and 1997.

8. INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and FCP an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each fund's allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses of $53,861, $52,076 and $46,966 were incurred by the Fund for 1999, 1998 and 1997, respectively.

9. OTHER RELATED PARTY TRANSACTIONS

FCM and its affiliates are entitled to reimbursement of direct expenses paid on behalf of the Fund. Such reimbursements amounted to $260,320, $238,068 and $256,851 during 1999, 1998 and 1997, respectively.

10. PORTFOLIO INVESTMENTS

The Fund's portfolio investments consist primarily of high-yield private placement securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations, and are generally linked with an equity participation. The risk of loss upon default by an issuer is greater than with investment grade securities because high-yield securities are generally unsecured and are usually subordinated to other creditors of the issuer. Also, these issuers usually have higher levels of indebtedness and are more sensitive to adverse economic conditions than investment grade issuers. Most of these securities are subject to resale restrictions and generally there is no quoted market for such securities.

Although the Fund cannot eliminate the risks associated with its investments in these high-yield securities, it has established risk management procedures. The Fund subjected each prospective investment to rigorous analysis, and made only those investments that were recommended by FCM and that met the Fund's investment guidelines or that were otherwise approved by the Independent General Partners. The Fund also has procedures in place to continually monitor its portfolio companies.

As of December 31, 1999, the Fund held portfolio investments in two Managed Companies, with an aggregate cost of approximately $8.5 million, and two Non-Managed Companies, with an aggregate cost of approximately $1.1 million. During the year ended December 31, 1999, the Fund acquired additional follow-on investments in LMC at an aggregate cost of approximately $0.7 million, including the Niigata receivables that were purchased from LMC.

During 1999, the Fund liquidated its remaining KEMET Corporation common stock investment. The Fund received $423,824 of sales proceeds, resulting in aggregate net realized gains of $415,653.

The Fund has pledged the common stock it owns in LMC Credit Corp. as collateral for the corporation's debt. None of the Fund's other portfolio investments are pledged or otherwise encumbered.

11. UNREALIZED GAIN (LOSS) ON INVESTMENTS

As of December 31, 1998, the Fund had recorded net unrealized loss on investments of $2,249,574. During 1999, the Fund recorded $6,238,506 of additional unrealized loss on investments. In addition, the Fund disposed of investments during 1999 with respect to which the Fund had recorded $255,533 of net unrealized gain during prior years. Therefore, at December 31, 1999, the Fund had recorded net unrealized loss on investments of $8,743,613.


                                   ----------

                                    FIFTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12. NON-ACCRUAL STATUS OF INVESTMENTS

In accordance with the Fund's accounting policies, the Fund stopped accruing interest on the LMC Senior Subordinated Revolving Notes effective July 1, 1999. In addition, the Fund did not record interest income with respect to the R.B.M. Precision Metal Products, Inc. ("RBM") Senior Subordinated Secured Notes during the period from August 25, 1998 through May 24, 1999. The Fund received RBM common stock in payment of the interest with respect to this nine month period and the stock was valued at $1 by the Fund.

13. COMMITMENTS AND CONTINGENCIES

Litigation The Fund has accrued approximately $443,000 for certain known potential liabilities related to former investments of the Fund. In addition, the Fund may be exposed to other asserted or unasserted legal claims encountered in the course of its activities, past and present. Other than those amounts for which the Fund has specifically accrued, management does not believe the ultimate resolution of these matters will have a material adverse impact on the operating results, financial position or cash flows of the Fund.

14. RECONCILIATION TO INCOME TAX METHOD OF ACCOUNTING

The following is a reconciliation of the net increase in net assets resulting from operations in the accompanying financial statements to the taxable income reported for federal income tax purposes:

                                 1999             1998             1997
                              -----------      -----------      -----------
Net (decrease) increase
  in net assets resulting
  from operations per
  financial statements        $(6,363,373)     $  (887,115)     $   537,407
Increase (decrease)
  resulting from:
    Unrealized loss
      on investments            6,494,038       (1,552,695)       3,218,969
    Realized gains and
      losses on
      investments                   5,631       (2,919,771)         (73,962)
    Fee income, net of
      amortization                     --               --          (47,396)
    Interest income                 7,690          133,320               --
    Other                          11,606          (11,221)         (19,564)
                              -----------      -----------      -----------
Taxable income (loss) per
  federal income tax
  return                      $   155,592      $(5,237,482)     $ 3,615,454
                              ===========      ===========      ===========

The following is a reconciliation of the amount of the Fund's net assets as shown in the accompanying financial statements and the tax bases of the Fund's net assets:

                                    1999            1998            1997
                                -----------     -----------     -----------
Net assets per
  financial statements          $   687,419     $ 8,466,191     $12,863,865
  Unrealized loss on
    investments                   8,743,612       2,249,574       3,802,271
  Syndication, organization
    and start-up costs, net       2,517,779       2,851,719       2,982,080
  Realized gains and losses
    on investments                  442,971         437,340       3,357,111
  Distributions payable             263,575         284,950       1,030,446
  Additional stock and
    note basis                      141,012         133,322              --
  Accrued expenses                   34,524          22,800          24,050
                                -----------     -----------     -----------
  Tax bases of net assets       $12,830,892     $14,445,896     $24,059,823
                                ===========     ===========     ===========

                                   ----------

                                     SIXTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Fiduciary Capital Partners, L.P.:

We have audited the accompanying balance sheets of Fiduciary Capital Pension Partners, L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998, including the schedule of investments as of December 31, 1999, and the related statements of operations, cash flows and changes in net assets for each of the three years in the period ended December 31, 1999 and the selected per unit data and ratios for each of the five years in the period then ended. These financial statements and per unit data and ratios are the responsibility of the partnership's managing general partner. Our responsibility is to express an opinion on these financial statements and per unit data and ratios based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per unit data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 and 1998 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected per unit data and ratios referred to above present fairly, in all material respects, the financial position of Fiduciary Capital Pension Partners, L.P. as of December 31, 1999 and 1998, and the results of its operations, its cash flows and the changes in its net assets for each of the three years in the period ended December 31, 1999, and the selected per unit data and ratios for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, the financial statements include investment securities valued at $927,078 at December 31, 1999 (134.9% of net assets) and $6,345,343 at December 31, 1998 (74.9% of net assets) whose values have been estimated by the managing general partner in the absence of readily ascertainable market values. However, because of the inherent uncertainty of valuation, the managing general partner's estimate of values may differ significantly from the values that would have been used had a ready market existed for the securities and the differences could be material.



/s/ Arthur Andersen LLP


Denver, Colorado
February 3, 2000.


                                   ----------

                                    SEVENTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Fund's audited Financial Statements and the Notes thereto. This Report contains, in addition to historical information, forward-looking statements that include risks and other uncertainties. The Fund's actual results may differ materially from those anticipated in these forward-looking statements. While the Fund can not always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements, factors that might cause such a difference include general economic and business conditions, effects of competition and the Year 2000 issue on the business of the portfolio companies and other factors discussed elsewhere in this Report. Readers are urged to consider statements that include the terms "believes", "expects", "plans", "anticipates", "intends" or the like to be uncertain and forward-looking. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

LIQUIDITY AND CAPITAL RESOURCES

During 1990, the Fund completed a public offering of its Units. Net offering proceeds available to the Fund, after deducting commissions and other offering costs, totaled $26,298,970.

The Fund's Limited Partners adopted a periodic unit repurchase plan during 1993. Pursuant to the terms of the repurchase policy, the Fund has annually offered to purchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to purchase up to an additional 2% of the outstanding Units. If Units in excess of this amount are tendered, Units are purchased on a pro rata basis, after giving priority to Limited Partners owning less than 100 Units.

Repurchases of Units since the adoption of the plan are summarized as follows:

                          Units Repurchased            Net Asset Value per Unit
                       -------------------------       ------------------------
                                   Percentage
   Date of                        of Outstanding                     Net of the
Repurchase Offer        Number         Units            Gross          2% Fee
----------------       -------    --------------       -------       ----------
November 1993           61,850        4.15%            $ 18.33         $ 17.96
November 1994          130,951        9.17%              18.35           17.98
November 1995          100,435        7.74%              19.51           19.12
November 1996           91,683        7.66%              15.71           15.40
November 1997           84,739        7.67%              13.72           13.45
November 1998           79,806        7.82%               9.43            9.24
November 1999           70,540        7.50%               4.21            4.13

The Fund's investment period ended on December 31, 1995. Although the Fund has been permitted to make additional investments in existing portfolio companies since 1995, the Fund is no longer permitted to acquire investments in new portfolio companies. Consequently, the Fund has been in a liquidation mode. Since the middle of 1997, the Fund has liquidated a significant percentage of its investments and has distributed approximately $6.23 per Unit to the Limited Partners, with the cash coming primarily from the liquidation of these investments.

During the last year, the General Partners considered a number of possible plans that would have permitted the Fund to be liquidated by the end of 2000. However, it was determined that none of these plans were feasible. As a result, it is currently expected that the Fund will remain in existence until the remaining debt investments either mature or are prepaid by the respective portfolio companies, and the remaining equity investments are sold or otherwise liquidated.

As of December 31, 1999, the Fund held portfolio investments in two Managed Companies, with an aggregate cost of approximately $8.5 million, and two Non-Managed Companies, with an aggregate cost of approximately $1.1 million. These portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represent approximately 134.9% of the Fund's net assets. When acquired, these portfolio investments generally consisted of high-yield subordinated debt, linked with an equity participation or a comparable participation feature. These securities were typically issued in private placement transactions and were subject to certain restrictions on transfer or sale, thereby limiting their liquidity. As of December 31, 1999, the Fund's remaining liquid assets were invested in short-term commercial paper. These funds are available to fund the annual repurchase offer, to fund follow-on investments in existing portfolio companies, to pay Fund expenses and for distribution to the partners.

During 1999, the Fund liquidated its remaining KEMET Corporation ("KEMET") stock, with the Fund receiving $423,824 of sales proceeds.

Accrued interest receivable decreased $66,430 from $85,556 at December 31, 1998 to $19,126 at December 31, 1999. The $85,556 receivable at December 31, 1998 consisted primarily of interest due on the LMC notes and the $19,126 receivable at December 31, 1999 consisted primarily of interest due on the RBM notes. Both receivable amounts also included a small receivable for interest earned on money market investments. The Funds had placed the RBM notes on non-accrual status at December 31, 1998. During 1999, the Fund again began accruing interest on the RBM notes, but placed the LMC notes on

                                   ----------

                                    EIGHTEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


non-accrual status. (See discussions below concerning the Fund's LMC and RBM investments.)

Accounts payable and accrued liabilities increased $22,429 from $470,840 at December 31, 1998 to $493,269 at December 31, 1999. This increase resulted primarily from increases in accrued legal fees and the Fund's litigation related reserves during 1999. These litigation related reserves represent $442,971, or approximately 90%, of the total accounts payable and accrued liabilities at December 31, 1999.

Distributions payable to partners decreased $21,375, from $284,950 at December 31, 1998 to $263,575 at December 31, 1999. This decrease resulted from a 7.50% decrease in the number of outstanding Units as a result of the repurchase of Units by the Fund during November 1999.

During 1999, the Fund declared quarterly cash distributions to its partners in the aggregate amount of $1,118,426, which were paid during the months of May, August and November 1999 and February 2000. The per Unit distribution rates were $.30 per Unit per quarter. All of these 1999 distributions represented a return of capital.

The 1999 distributions and the 1999 repurchase offer utilized a substantial portion of the Fund's remaining cash. As a result, it is unlikely that the Fund will be able to continue to pay quarterly distributions during 2000 and beyond. The distribution question will be addressed on a quarterly basis by the General Partners, and will involve the consideration of a number of issues.

The Fund has accrued approximately $443,000 for certain known potential liabilities related to two former investments of the Fund. In addition, the Fund may be exposed to other asserted or unasserted legal claims encountered in the course of its activities, past and present. Other than those amounts for which the Fund has specifically accrued, management does not believe the ultimate resolution of these matters will have a material impact on the operating results, financial position or cash flows of the Fund.

RESULTS OF OPERATIONS

                         INVESTMENT INCOME AND EXPENSES

The Fund's investment income consists primarily of interest income earned from the various debt investments held by the Fund. Major expenses include professional fees, fund administration fees, investment advisory fees and administrative expenses.


                              1999 Compared to 1998

The Fund's net investment loss was $279,357 for the year ended December 31, 1999 on total investment income of $315,738 as compared to net investment income of $57,840 on total investment income of $607,354 for the prior year. Net investment income (loss) per limited partnership unit decreased from $0.05 to $(0.30) and the ratio of net investment income (loss) to average net assets decreased from 0.54% to (4.63)% for the year ended December 31, 1999 in comparison to the prior year.

Net investment income (loss) for the year ended December 31, 1999 decreased primarily as a result of a decrease in investment income in comparison to the prior year. Total expenses also increased, though by a much smaller amount.

Investment income decreased $291,616, or 48.0%, for the year ended December 31, 1999 in comparison to the prior year. This decrease resulted primarily from a decrease in the amount of the Fund's temporary investments and the decisions not to record interest on the Fund's LMC notes during the period from July 1, 1999 through December 31, 1999 and the Fund's RBM notes during the period from August 25, 1998 through May 24, 1999 (see discussions below). The amount of the Fund's temporary investments decreased because of (i) return of capital distributions by the Fund, (ii) the Fund's repurchase of Units during the fourth quarters of 1998 and 1999, (iii) purchases of additional follow-on investments, and (iv) the incurrence of net investment losses by the Fund.

Total expenses increased $45,581 or 8.3%, for the year ended December 31, 1999 in comparison to the prior year. This increase resulted primarily from an increase in professional fees. This increase was partially offset by a decrease in investment advisory fees, and to a lesser extent, other expenses.

Professional fees increased primarily as a result of increases in legal fees incurred in connection with litigation related to LMC's defined contribution pension plan (as discussed below).

Investment advisory fees decreased primarily as a result of (i) the repurchase of Units during the fourth quarters of 1998 and 1999, (ii) the payment of quarterly cash distributions during 1998 that exceeded the Limited Partners' Preferred Return (as defined in the Fund's Partnership Agreement), and (iii) losses realized by the Fund during the second quarter of 1998 with respect to the Mobile Technology, Inc. ("MTI"), Atlas Environmental, Inc. ("Atlas") and AR Accessories Group, Inc. ("ARA") portfolio investments. All three of these items decreased the amount of the Fund's available capital (as defined in the Partnership Agreement), which is the base with respect to which the investment advisory fees are calculated.


                                   ----------

                                    NINETEEN

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)


                              1998 Compared to 1997

The Fund's net investment income was $57,840 for the year ended December 31, 1998 on total investment income of $607,354 as compared to net investment income of $831,359 on total investment income of $1,370,252 for the prior year. Net investment income per limited partnership unit decreased from $0.75 to $0.05 and the ratio of net investment income to average net assets decreased from 5.55% to 0.54% for the year ended December 31, 1998 in comparison to the prior year.

Net investment income for the year ended December 31, 1998, decreased primarily as a result of a decrease in investment income in comparison to the prior year.

Investment income decreased $762,898, or 55.7%, for the year ended December 31, 1998 in comparison to the prior year. This decrease resulted primarily from (i) the prepayment of the Fund's Elgin National Industries, Inc. ("Elgin") subordinated debt investment during November 1997, (ii) the disposition of the ENI preferred stock during November 1997, and (iii) the decision to stop accruing interest on the Fund's RBM subordinated debt investment effective during August 1998. The combined negative impact of these items was partially offset by increases in the amount of interest income earned on temporary investments and the various LMC debt investments.

Total expenses increased $10,621, or 2.0%, for the year ended December 31, 1998 in comparison to the prior year. This increase resulted primarily from increases in other expenses and Independent General Partner fees and expenses. These increases were substantially offset by a decrease in investment advisory fees.

Other expenses increased during 1998 primarily as a result of insurance expense associated with a new liability insurance policy for the Fund's general partners that was initially purchased during September 1997.

Independent General Partner fees and expenses increased during 1998 primarily because one of the Fund's three Independent General Partners resigned during the fourth quarter of 1996 and was not replaced until the third quarter of 1997.

Investment advisory fees decreased during 1998 primarily as a result of (i) the repurchase of Units during November 1997 and 1998, (ii) the payment of quarterly cash distributions during 1998 that exceeded the Limited Partners' Preferred Return (as defined in the Fund's Partnership Agreement) and (iii) losses realized by the Fund during the second quarter of 1998 with respect to the MTI, Atlas and ARA investments. All three of these items decreased the amount of the Fund's available capital (as defined in the Fund's Partnership Agreement), which is the base with respect to which the investment advisory fees are calculated.

                     NET REALIZED GAIN (LOSS) ON INVESTMENTS

The Fund realized net gains of $410,023 during the year ended December 31, 1999, net losses of $2,497,650 during the year ended December 31, 1998 and net gains of $2,925,017 during the year ended December 31, 1997.

The net realized gains for 1997 resulted from gains on the Fund's Neodata Corporation, Elgin National Industries, Inc., ENI Holding Corp. and Huntington Holdings, Inc. ("Huntington") investments, including a prepayment premium, and an additional realized loss on the Fund's Canadian's investment. The net realized losses for 1998 resulted from losses on the Fund's ARA, MTI and Atlas investments and an additional realized gain on the Fund's Huntington investment.

During 1999, the Fund liquidated its remaining KEMET common stock investment, The Fund received $423,824 of sales proceeds, resulting in aggregate net realized gains of $415,653.

The Fund incurred approximately $6,000 of realized losses during the year ended December 31, 1999 as a result of adjustments relating to certain previously held investments.

                    NET UNREALIZED GAIN (LOSS) ON INVESTMENTS

FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales, or an average of the closing bid and ask prices, as of the valuation date.

Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of


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                                     TWENTY

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method will be used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

Prior to 1997, the Fund had recorded cumulative net unrealized loss on investments of $583,302. During 1997, the Fund recorded $9,765 of unrealized gain and $3,315,700 of unrealized loss on investments. In addition, the Fund disposed of investments during 1997 with respect to which the Fund had recorded $86,966 of net unrealized loss during prior years. Therefore, at December 31, 1997, the Fund had net unrealized loss on investments of $3,802,269.

During 1998, the Fund recorded $1,944,753 of unrealized loss on investments. In addition, the Fund disposed of investments during 1998 with respect to which the Fund had recorded $3,497,448 of net unrealized loss during prior years. Therefore, at December 31, 1998, the Fund had net unrealized loss on investments of $2,249,574.

The net increase in unrealized loss on investments during 1999 and the cumulative net unrealized loss on investments at December 31, 1999, consisted of the following components:

                                 Net Changes     Net Unrealized
                                in Unrealized      Gain (Loss)
                                 Gain (Loss)     Recorded as of
Portfolio Investment             During 1999    December 31, 1999
--------------------           --------------   -----------------
Unrealized gains recorded
   during prior years with
   respect to investments
   disposed of during 1999     $  (255,533)     $        --
LMC                             (6,238,506)      (6,980,426)
RBM                                     --         (665,881)
WMI                                     --       (1,097,306)
                               -----------      -----------
                               $(6,494,039)     $(8,743,613)
                               ===========      ===========

LMC has a defined contribution plan (the "Plan"), which was closed during 1995. The current and previous trustees of the Plan failed to assure that the Plan was properly funded. In order to rectify this problem, LMC made demands on the current and previous trustees of the Plan and the previous controlling shareholder that these parties make the necessary payments to the Plan. LMC filed suit against Mr. Wallace, the former controlling shareholder of LMC and the current Plan trustee.

All matters relative to the Plan, including the attendant litigation, were settled during 1999. Mr. Wallace contributed $750,000 to pay the assessed underfunding. He received Class A preferred stock in return for this contribution. LMC gave Mr. Wallace a full release from all claims relative to this matter and has received letters from both the Internal Revenue Service and the Department of Labor indicating that they have "accepted" LMC's actions to date. While this does not mean that future action is precluded, LMC's management believes it to be unlikely.

Simultaneously with the above settlement, the Fund converted its revolving notes that were due October 1, 1999, plus all accrued interest due from LMC, into Class B preferred stock. Effective July 1, 1999, the Fund also discontinued accruing interest on the LMC Senior Subordinated Revolving Notes due October 31, 2000, which it still holds.

LMC experienced significant cash flow shortfalls in December 1999 and January 2000. These cash flow shortfalls, combined with significant reductions in the cash available under the Company's revolving line of credit with CIT Corporation ("CIT"), forced a cessation of production of equipment and severely curtailed LMC's ability to fulfill orders for spare parts. LMC received a notice of default, dated April 6, 2000, from CIT.

LMC has initiated discussions with several potential purchasers of its business, in whole or in part. To date, no meaningful offers have been received. LMC is also exploring a consignment joint venture for its spare parts business. The majority of LMC's employees, including Clyde Noorda, the President, have been released.

The LMC Board of Directors has authorized management to file for bankruptcy protection when, and if, it determines that it is in the best interests of the company to do so. In an effort to preserve value and facilitate the possible sale of the business, the Fund's General Partners approved an additional loan of up to $38,498, subsequent to December 31, 1999. As of March 31, 2000, LMC has drawn down $20,533 of this amount. When these funds are exhausted, LMC will probably have no alternative to a bankruptcy filing.

The Fund previously wrote its LMC investment down by $459,200 and $282,720 during 1995 and 1997, respectively. As a result of the above-described developments, the Fund created additional reserves of $6,238,506 against the carrying values of the Fund's LMC investment during 1999. Thus, as of December 31, 1999, the Fund's total LMC investment had a net carrying value of $226,804, versus its cost of $7,207,230.


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                                   TWENTY-ONE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

RBM had a record year for fiscal 1998, with sales of approximately $30 million and EBITDA of approximately $2.7 million. However, these sales were achieved primarily through one contract with Digital Equipment Corporation ("DEC"). During August 1998, RBM notified the Fund that anticipated sales to DEC and other large customers were expected to decline significantly in the upcoming year. Of particular concern were sales to DEC, which has been acquired by Compaq Computer Corp. As a result of the expected decline in sales, RBM began the process of restructuring its debt, including the subordinated debt held by the Fund. The Fund received the quarterly interest payment that was due from RBM on August 24, 1998. The interest payment that was due during November 1998 was deferred and subsequently converted to equity pursuant to the restructuring described below.

During December 1998, RBM and its lenders completed a restructuring under which a new senior lender, Wells Fargo Business Credit, replaced Bank of America. As part of this transaction, RBM's principle shareholder, 13i Capital Corporation ("13i"), contributed additional equity to the company and the subordinated lenders, including the Fund, agreed to accept shares of RBM's common stock as payment for the next three quarterly interest payments beginning with the payment that was due during November 1998. As a consequence, the Fund's ownership of RBM, on a fully diluted basis, increased from 5.9% to 7.2%, assuming exercise of its warrants. The restructuring was designed to provide RBM with a period of time in which to secure additional customers and return to a more stable financial position under which RBM could meet its interest obligations to its creditors, including the Fund.

As a result of these developments, the Fund stopped accruing interest on its RBM subordinated debt effective August 24, 1998. In addition, the Fund recorded aggregate writedowns of $665,881 relating to RBM during the year ended December 31, 1998.

RBM resumed paying the quarterly interest payments in cash, commencing with the quarterly interest payment due on August 24, 1999. The Fund placed a $1 aggregate valuation on the RBM common stock that was received in payments of the interest with respect to the nine-month period beginning August 25, 1998 and ending May 24, 1999.

For its fiscal year ended October 31, 1999, RBM's revenue were $11.6 million versus a budget of $12.0 million. For the year, RBM's loss was $1.3 million (pretax) versus a budgeted loss of $1.9 million.

RBM projects sales of approximately $17 million for its fiscal year ended October 31, 2000, with a positive EBITDA. Sales and cash flows for the quarter ended January 31, 2000 were slightly below budget.

RBM remains current with its interest payments and is currently in compliance with all of its senior and subordinated loan covenants. However, it will not make the principal payment scheduled for May 2000 on the Fund's note, because it is not permitted to do so under the terms of an Intercreditor and Subordination Agreement ("Intercreditor Agreement"), between the Fund and RBM's other creditors. This Intercreditor Agreement was a stipulated pre-condition to RBM's debt restructuring, which occurred in late 1998.

13i's CEO has taken over as CEO of RBM. He has brought in a number of new professionals and seems to have stabilized the company. If this continues, the Fund could possibly receive a partial principal payment in the second quarter of 2001, since the Intercreditor Agreement permits such payments, limited to 85% of RBM's EBITDA. Originally, our debt was scheduled to be repaid over the three years ending May 2002. It now appears that it will take considerably longer than this. There is no assurance that any payments will be permitted and any such payments are entirely dependent upon RBM's continued improved performance. The Fund continues to urge a sale or refinancing of the company, but has been unable to obtain the agreement of 13i.

During June 1998, the Fund exchanged its Atlas (which was in bankruptcy proceedings) subordinated notes and warrants for 821,376 shares of common stock of WasteMasters, an Atlanta, Georgia based waste management company. Pursuant to the terms of the agreement, the Fund is prohibited from selling its WasteMasters common stock for 24 months. In addition, the Fund granted the entity acquiring the Fund's Atlas securities a call on the Fund's WasteMasters common stock during the 24-month lock up period and a right of first refusal thereafter. The call price is $11.25 per share.

The WasteMaasters common stock, which trades on the OTC Bulletin Board System ("WAST"), closed at $1.78 (an average of the closing bid and ask prices) on the date of the exchange (June 3, 1998). Based on this price, the Fund's WasteMasters common stock had a trading value of $1,462,049 on the date of the exchange. However, due to a number of factors, including the speculative nature of the WMI stock, the two year lock up period and the relative size of the Fund's stock position versus the daily trading volume, FCM decided to carry the WasteMasters stock at the same $1 nominal value that the Atlas securities were previously carried by the Fund.

                                   ----------

                                   TWENTY-TWO

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

The Fund recorded a realized loss of $2,125,574 on the exchange, which is equal to the amount of the loss which the Fund claimed for income tax purposes from the disposition of the Atlas securities. The $1,097,306 balance of the unrealized loss previously recorded by the Fund with respect to the Atlas securities continues to be carried by the Fund as an unrealized loss.

The 52-week low for the WasteMasters common stock is $0.02 per share and the current bid price (March 31, 2000) is $0.30 per share.

READINESS FOR YEAR 2000

During 1999, FCM completed a review of the accounting and other information systems that are currently being utilized by FCM and the Fund with regard to Year 2000 issues. This review involved both actual tests of parts of the information systems that were conducted by third party consultants and representations received from various software vendors. As a result of this review, FCM believed that all of these systems were Year 2000 compliant. All of the costs associated with this review were paid by FCM.

FCM also corresponded with appropriate third parties, such as the Fund's custodian and transfer agent, concerning whether their information systems were Year 2000 compliant. These third parties represented that their information systems were also Year 2000 compliant.

As a result of the above discussed review, Year 2000 issues were not expected to have any material adverse effects on the Fund's results of operations or financial condition. As of March 31, 2000, the Fund has incurred no Year 2000 related issues.

INFLATION AND CHANGING PRICES

Inflation has had no material impact on the operations or financial condition of the Fund from inception through December 31, 1999. However, inflation and changing prices, in addition to other factors, may effect the value and the eventual selling price of the Fund's remaining investments.

                                   ----------

                                  TWENTY-THREE

                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

--------------------------------------------------------------------------------

                                FUND INFORMATION

FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
1530 16th Street, Suite 200
Denver, Colorado 80202
(800) 866-7607


MANAGING GENERAL PARTNER
FCM Fiduciary Capital Management Company


AUDITORS
Arthur Andersen LLP
Denver, Colorado


LEGAL COUNSEL
Lyle B. Stewart
Denver, Colorado


TRANSFER AGENT
GEMISYS Corporation
Englewood, Colorado


A copy of the Annual Report
on Form 10-K, as filed with the
Securities and Exchange Commission,
will be furnished without charge to
Limited Partners upon request. A copy
can also be obtained from the SEC's
EDGAR Database on the World Wide
Web at: http://www.sec.gov/edgarhp.htm.


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                                  TWENTY-FOUR